SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.   )
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Double-Take Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DOUBLE-TAKE SOFTWARE, INC.
257 Turnpike Road, Suite 210
Southborough, Massachusetts 01772

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2009

To Our Stockholders:

You are cordially invited to attend our 2009 Annual Meeting of Stockholders, which will be held on Thursday, May 14, 2009, at 9:00 a.m. local time, at The Harvard Club of Boston located at 374 Commonwealth Avenue, Boston, Massachusetts, 02215 for the following purposes:

1. to elect six members of the Board of Directors;

2. to approve the Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan, including an increase in the number of shares issuable under the Plan;

3. to ratify the appointment of Eisner, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009; and

4. to consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

Each outstanding share of Double-Take Software, Inc. common stock (NASDAQ: DBTK) entitles the holder of record at the close of business on March 27, 2009, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Shares of our common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. Management cordially invites you to attend the Annual Meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 8:30 a.m. local time. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

S. Craig Huke
Corporate Secretary
April 3, 2009

IMPORTANT:  WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY VOTING YOUR SHARES BY INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE UPON REQUEST OF PRINTED PROXY MATERIALS WILL SAVE US THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. SUBMITTING YOUR PROXY NOW, BY WHATEVER METHOD YOU CHOOSE, WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION. YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

DOUBLE-TAKE SOFTWARE, INC.
257 Turnpike Road, Suite 210
Southborough, Massachusetts 01772

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2009

Our Board of Directors has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail.  We are furnishing this proxy statement in connection with the solicitation by the Board of Directors (the “Board”) of Double-Take Software, Inc. (hereinafter, “we” “us” “Company” and “Double-Take Software”), to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting, which will be held at 9:00 a.m. local time on Thursday May 14, 2009, at The Harvard Club of Boston located at 374 Commonwealth Avenue, Boston, Massachusetts, 02215, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting. In addition, management will report on the performance of Double-Take Software and respond to questions from stockholders.

Notice of Internet Availability of Proxy Materials

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Proposals to be Voted Upon at the Annual Meeting

There are three proposals scheduled to be voted upon at the Annual Meeting. The three proposals for stockholders to consider and vote upon are:

•
Proposal No. 1:   To elect six directors to the Board, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal.

•	Proposal No. 2: To approve the Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan, including an increase in the number of shares issuable under the Plan.

•	Proposal No. 3: To ratify the appointment of Eisner LLP (“Eisner”) as Double-Take Software’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR each of the nominees to the Board (Proposal 1), FOR the approval of the Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan (Proposal 2) and FOR the ratification of the appointment of Eisner as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal 3).

Voting at the Annual Meeting

Stockholders will be entitled to vote at the Annual Meeting on the basis of each share held of record at the close of business on March 27, 2009 (the “Record Date”).  If, on the Record Date you hold shares of our common stock that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote by Internet by following the instructions on the Notice.  If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, or by filling out and returning the enclosed proxy card or following the telephone voting procedures explained on the proxy card.

If, on the Record Date you hold shares of our common stock in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner of the shares and hold such shares in street name, and you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions on the Notice.  If you request printed copies of the proxy materials by mail you have the right to direct your broker, bank, or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares to the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy (whether by Internet, telephone or by filling out mailing in a proxy card if you requested printed proxy materials) to ensure that your vote is counted.

The shares represented by all valid proxies, including proxies received by Internet or telephone voting, will be voted in accordance with the instructions specified on the Notice or the proxy card. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted FOR the nominees for directors named in this proxy statement, FOR the approval of the Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan and FOR ratification of the appointment of Eisner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Should any matter not described above be properly presented at the Annual Meeting, the persons named in the proxy form will vote in accordance with the recommendation of the Board or in the absence of such a recommendation, in accordance with their judgment.

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please vote in accordance with the Notice you receive for each account to ensure that all of your shares are voted.

You may revoke your proxy at any time before it is exercised at the Annual Meeting.  You may revoke your proxy by voting again on a later date on the Internet, by voting again on a later date by telephone, by submitting a new proxy bearing a later date, by providing written notice to our Corporate Secretary, or by voting in person at the

Annual Meeting. Note that only your last Internet or telephone proxy submitted prior to the Annual Meeting will be counted.  Your presence at the Annual Meeting does not in and of itself revoke your proxy.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 8470 Allison Pointe Boulevard, Suite 300, Indianapolis, Indiana 46250, from April 30, 2009 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of common stock on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 22,022,402 shares of common stock outstanding, held by 154 stockholders. Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card) and “broker non-votes” will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because: (1) the broker does not receive voting instructions from the beneficial owner and (2) the broker lacks discretionary authority to vote the shares. Banks, brokers and other nominees cannot vote on their clients’ behalf on “non-routine” proposals. Banks, brokers and other nominees can, however, vote your shares in their discretion for the election of directors and the ratification of the appointment of our independent registered public accounting firm.

Required Vote

Election of directors.   Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “FOR” a director’s election exceeds the number of the votes cast against that director’s election. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

Approval of the Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan.  Approval of the Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of this proposal; however, abstentions will have the effect of a vote against this proposal.

Ratification of the appointment of independent registered public accounting firm. Approval of the proposal to ratify the Audit Committee’s appointment of Eisner as our independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of this proposal; however, abstentions will have the effect of a vote against this proposal.

Solicitation of Proxies

We will bear the cost of solicitation of proxies.   This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services.  In addition, we have also retained The Altman Group, Inc. to assist with proxy solicitation.  For their services, we will pay a fee of $6,500 plus out-of-pocket expenses.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We have adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Related Person Transactions Policy as part of our corporate governance practices and in accordance with rules of the

 Securities and Exchange Commission (the “SEC”) and the listing standards of The NASDAQ Stock Market (“NASDAQ”).

Corporate Governance Matters

Our Board has adopted Corporate Governance Guidelines (the “Guidelines”) and a Code of Business Conduct and Ethics (the “Code of Ethics”). The Guidelines set forth a framework within which the Board oversees and directs the affairs of Double-Take Software. The Guidelines cover, among other things, the composition and functions of the Board, director independence, stock ownership by our directors, management succession and review, Board committees, the selection of new directors, and director responsibilities and duties.

The Code of Ethics covers, among other things, compliance with laws, rules and regulations (including insider trading), conflicts of interest, corporate opportunities, confidentiality, protection and use of company assets, and the reporting process for any illegal or unethical conduct. The Code of Ethics is applicable to all of our officers, directors and employees, including our Chief Executive Officer and our Chief Financial Officer. The Code of Ethics includes provisions that are specifically applicable to our Chief Financial Officer and senior financial officers (as defined in the Code of Ethics).

Any waiver of the Code of Ethics for our executive officers or directors may be made only by our Board or a Board committee consisting solely of disinterested and independent directors and will be promptly disclosed as may be required by law or NASDAQ listing standards. If we amend our Code of Ethics or waive the Code of Ethics with respect to our Chief Executive Officer, principal financial officer or principal accounting officer, we will post the amendment or waiver on our website.

The Guidelines and Code of Ethics are each available on the Investor Relations section of our website, which is located at www.doubletake.com, under “Corporate Governance.” The Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board for approval as appropriate.

Certain Relationships and Related Person Transactions

Registration Statement.   ABS Capital Partners IV, L.P., ABS Capital Partners IV-A, L.P., ABS Capital Partners IV Offshore L.P. and ABS Capital Partners IV Special Offshore L.P., which we refer to as the ABS Entities, are parties to a registration rights agreement among them and us. Upon the ABS Entities’ exercise of their rights under the registration rights agreement with us, we filed a registration statement on Form S-3 in January 2008 to register the resale from time to time of 3,184,519 shares, the remaining shares held by the ABS Entities. In connection with the resale registration statement, we paid all of the costs, fees and expenses incurred in effecting the registration of the shares offered in the aggregate amount of approximately $29,000. Mr. Goswami is a managing member of the general partner of each of the ABS Entities, and Mr. Goodermote is a non-voting member of the general partner. Mr. Goswami and Mr. Goodermote each disclaim beneficial ownership of these shares except to the extent of their respective pecuniary interests.

Double-Take EMEA Acquisition and Agreements with Jo Murciano.   In May 2006, we entered into a share purchase agreement for the acquisition of all of the outstanding shares of Sunbelt System Software S.A.S., from its shareholders, Jo Murciano, who is one of our executive officers, and Sunbelt International S.A.R.L., of which Mr. Murciano is the Managing Director. Sunbelt Systems Software is now known as Double-Take Software S.A.S., or Double-Take EMEA, which was our primary distributor in Europe, the Middle East and Africa. As a result of his former shareholdings in Double-Take EMEA and his interest in Sunbelt International, Mr. Murciano was entitled to receive 62.5% of the amounts we paid in connection with the acquisition of Double-Take EMEA. In addition, in connection with the acquisition, Mr. Murciano became our Vice President of EMEA and President of Double-Take EMEA. In January 2008, Mr. Murciano became our Vice President of International.

Pursuant to the share purchase agreement, we paid $1.1 million to the former shareholders of Double-Take EMEA as the initial payment for the acquisition. The remaining portion of the total purchase price was payable in monthly payments based upon a percentage of the intercompany amounts paid by Double-Take EMEA to us each month in respect of purchases under our intercompany distribution agreement with Double-Take EMEA from the date of the share purchase agreement through December 31, 2007, which we refer to as the earn-out period. The base percentage for the calculation of the earn-out payments is 50% of the intercompany amounts for the month, although this percentage was decreased to 15% once the aggregate payments totaled $10 million. Earn-out payments after the initial payment of $1.1 million were $8.7 million through December 31, 2007. The final earn-out payment of approximately $0.3 million was paid in the first quarter of 2008.

An escrow account was established to hold 20% of our initial $1.1 million payment and 20% of each of our earn-out payments to satisfy claims against the selling shareholders that we may have from time to time as a result of breaches of representations, warranties or covenants through December 31, 2007. The funds in escrow were released to the former shareholders of Double-Take EMEA in 2008.

Mr. Murciano is also a director and chief executive officer of Sunbelt Software Distribution, Inc., or Sunbelt Distribution, which is a reseller of our software and services. Mr. Murciano is the beneficial owner of approximately 31% of Sunbelt Distribution, which is also partly owned by Sunbelt International S.A.R.L. In 2008, our sales to Sunbelt Distribution totaled $11.5 million. Sunbelt Distribution continues to serve as a reseller of our software and services.

Under our distribution agreement with Sunbelt Distribution, Sunbelt Distribution receives a 30% discount on all orders for software licenses and internal training services, and a 10% discount on all orders for training services that we provide to its customers. In addition, Sunbelt Distribution receives credits of up to 2% of its total quarterly sales to be used to fund mutually agreed upon marketing programs. Sunbelt Distribution may purchase maintenance contracts for purchased software licenses at 20% off our then-current list price. The distribution agreement provides for minimum quarterly sales goals of orders of new licenses. In 2008 the aggregate of the quarterly sales goal was $10,500,000. If Sunbelt Distribution achieves at least 60% of a quarterly goal, it is eligible to receive a rebate equal to 10% of the aggregate value of licenses sold in that quarter multiplied by the percentage of the quarterly goal achieved. During 2008, Sunbelt Distribution attained 100% of the goals and received 10% of the aggregate value of licenses sold.

Related Person Transactions Policy.   Our Board has adopted a Related Person Transactions Policy. The Related Person Transactions Policy sets forth our policy and procedures for review, approval and monitoring of transactions in which we and “related persons” are participants. Related persons include directors, nominees for director, officers, stockholders owning 5% or greater of our outstanding stock or any immediate family members of the aforementioned. The Related Person Transactions Policy is administered by a committee designated by the Board, which is currently the Audit Committee.

The Related Person Transactions Policy covers any related person transaction that meets the minimum threshold for disclosure in our annual meeting proxy statement under the relevant SEC rules, which is currently, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Related person transactions must be approved, ratified or rejected, or referred to the Board, by the Audit Committee. The policy provides that as a general rule all related person transactions should be on terms reasonably comparable to those that could be obtained by us in arm’s length dealings with an unrelated third party. However, the policy takes into account that in certain cases it may be impractical or unnecessary to make such a comparison. In such cases, the transaction may be approved in accordance with the provisions of the Delaware General Corporation Law.

The Related Person Transactions Policy provides that management or the affected director or officer will bring any relevant transaction to the attention of the Audit Committee. Any director who has a direct or indirect material interest in the related person transaction should not participate in the Audit Committee or Board action regarding whether to approve or ratify the transaction. However, we recognize that there may be certain cases in which all directors are deemed to have a direct or indirect material interest in a transaction. In such cases, we may enter into such transaction if it is approved in accordance with the provisions of the Delaware General Corporation Law. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable. All related person transactions will be disclosed to the full Board, in the Company’s proxy statement and other appropriate filings as required by the rules and regulations of the SEC and NASDAQ.

Our Board has determined that any related person transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an employee having direct supervisory authority over the transaction constituting the related party transaction) or beneficial owner of less than 10% of that company’s equity interests, if the aggregate amount involved does not exceed the greater of $500,000 or 2% of that company’s total annual revenues, shall be deemed to be pre-approved. A summary of any transaction entered into by us pursuant to the pre-approval policy described in this paragraph shall be submitted to the Audit Committee.

In addition, the Related Person Transactions Policy provides that transactions under our distribution agreement with Sunbelt Distribution need not be reviewed in advance but will be reviewed by the Audit Committee on a quarterly basis, and management will provide such information regarding these transactions as the Audit Committee may request.

Board Independence

Our Board believes, and our Guidelines require, that a majority of its members, and all the members of the Audit, Compensation and Nominating and Corporate Governance Committees, should be independent directors. Currently, five of the six members of our Board are independent directors, as defined in the applicable rules for companies traded on NASDAQ. NASDAQ’s independence criteria includes a series of objective tests, such as whether a director is an employee of ours and whether a director has engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Based on this review and consistent with our independence criteria, the Board has affirmatively determined that all of our directors are independent of Double-Take Software and our management, with the exception of Dean Goodermote, who is an employee of Double-Take Software.

In accordance with our Guidelines, the independent members of our Board will hold at least two closed “executive session” meetings each year. A chairperson is selected for each executive session. In general, these meetings are intended to be used as a forum to discuss such topics as the independent directors deem necessary or appropriate, the annual evaluation of the Chief Executive Officer’s performance, the annual review of the Chief Executive Officer’s plan for management succession and the annual evaluation of the performance of the Board.

Meetings of the Board of Directors and its Committees

Information concerning the Board and its three standing committees is set forth below. Each Board committee currently consists only of directors who are not employees of the Company and who are “independent” as defined in NASDAQ’s Marketplace Rules.

The Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The Board held a total of eleven meetings during the fiscal year ended December 31, 2008. During that time all directors attended at least 75% of the aggregate number of meetings held by the Board and all committees of the Board on which such director served (during the period which such director served). The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, however our Guidelines express an expectation that Board members will make every effort to attend. Our 2008 annual meeting of stockholders was attended by all of our directors.

The Board of Directors has three standing committees: the Nominating and Corporate Governance Committee; the Compensation Committee; and the Audit Committee. The charters for the Nominating and Corporate Governance, Compensation, and Audit Committees can be accessed electronically in the “Corporate Governance” section on the Investor Relations page of our website at www.doubletake.com.

The Board conducts, and the Nominating and Corporate Governance Committee oversees, an annual evaluation of the Board’s operations and performance in order to enhance its effectiveness. Recommendations resulting from this evaluation are made by the Nominating and Corporate Governance Committee to the full Board for its consideration.

BOARD COMMITTEES AND THEIR FUNCTIONS

The following table describes which directors serve on each of the Board’s standing committees.

Name	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee

Dean Goodermote
Deborah M. Besemer	X	X
Paul D. Birch	X		X (1)
Ashoke (Bobby) Goswami	X (1)
John B. Landry		X	X
John W. Young		X (1)	X

(1)	Chairman

Audit Committee

The Board has established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which met seven times during 2008. The Audit Committee is responsible, among its other duties and responsibilities, for engaging, overseeing, evaluating and replacing our independent registered public accounting firm, pre-approving all audit and non-audit services by that firm, reviewing the scope of the audit plan and the results of each audit with management and our independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of our system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and related financial information we will include in our SEC filings, and exercising oversight with respect to our code of conduct and other policies and procedures regarding adherence with legal requirements. The members of our audit committee are Mr. Birch, who serves as chair of the committee, and Messrs. Landry and Young. The Board has determined that Mr. Birch is an “audit committee financial expert,” as that term is currently defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board has determined that each member of the Audit Committee in 2008 was “independent” as defined in NASDAQ’s Marketplace Rules. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards under the rules of the SEC. The Board determined that in 2008 each member of the Audit Committee met these heightened independence standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for recommending candidates for election to the Board. The Nominating Committee met twice during 2008. The Nominating Committee is also responsible for making recommendations to the Board or otherwise acting with respect to corporate governance matters, including board size and membership qualifications, recommendations with respect to director resignations tendered in the event a director fails to achieve a majority of votes cast in favor of his or her election, new director orientation, committee structure and membership, succession planning for officers and key executives, and communications with stockholders, among other duties and responsibilities. The members of our Nominating Committee are Mr. Goswami, who serves as chair of the committee, Ms. Besemer and Mr. Birch. The Board has determined that each member of the Nominating Committee is “independent” as defined in NASDAQ’s Marketplace Rules.

Compensation Committee

The Compensation Committee is responsible, among its other duties and responsibilities, for establishing the compensation and benefits of our executive officers, monitoring compensation arrangements applicable to our executive officers for consistency with corporate objectives and stockholders’ interests, reviewing and evaluating director compensation, and administering our incentive compensation plans and equity-based plans for our employees and directors.  The Compensation Committee met eight times during 2008.

Mr. Goodermote works with the Compensation Committee in developing our compensation structure. As described in more detail in the Compensation Discussion and Analysis below with respect to our named executive officers, he also typically makes recommendations to the Compensation Committee for the compensation amounts and awards for the other executive officers. Pursuant to its charter, the Compensation Committee may delegate its authority to subcommittees, as it deems appropriate consistent with applicable laws, rules and regulation; provided that any subcommittees must report any actions taken by it to the whole Compensation Committee at its next regularly scheduled meeting. To date, the Compensation Committee has not delegated any of its authority to any subcommittees.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultants to be used to assist the Committee in the review and evaluation of executive officer and director compensation. The Compensation Committee engaged Towers Perrin as an outside consultant to assist in evaluating our compensation program in 2008. The Compensation Committee used the information provided by Towers Perrin as a reference in making 2008 compensation determinations. Towers Perrin’s role in providing information used by the Compensation Committee is described in the “Compensation Discussion & Analysis - Review of Compensation and Setting of Peer Group” section below.

The members of our Compensation Committee are Mr. Young, who serves as chair of the committee, and Ms. Besemer and Mr. Landry. The Board has determined that each member of the Compensation Committee is “independent” as defined in NASDAQ’s Marketplace Rules.

DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Criteria for Nomination to the Board

The Nominating Committee has a policy for considering candidates submitted by Double-Take Software stockholders, as well as candidates recommended by directors and management, for nomination to the Board. Pursuant to this policy, the Nomination Committee evaluates candidates submitted by stockholders in the same manner as other candidates identified to the Nominating Committee. The goal of the Nominating Committee is to assemble a Board that offers a variety of perspectives, knowledge and skills derived from high-quality business and professional experience. The Nominating Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating Committee has generally identified nominees based upon suggestions by outside directors, management and executive recruiting firms.

Director Qualifications.   To be considered by the Nominating Committee, a director nominee must meet the following minimum criteria:

•	have the highest personal and professional integrity;

•	have a record of exceptional ability and judgment;

•	have skills and knowledge useful to our oversight;

•	be able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings;

•	have the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of our stockholders;

•	may be required to be a “financial expert” as defined in Item 401 of Regulation S-K; and

•	be free of any personal or professional relationships that would adversely affect their ability to serve our best interests and those of our stockholders.

Our Bylaws require that the Board or a committee of the Board shall not nominate any incumbent director who, as a condition to such nomination, does not submit a conditional and, in the case of an uncontested election, irrevocable letter of resignation to the Chairperson of the Board. If an incumbent nominee is not elected, the Nominating Committee will promptly consider such director’s conditional resignation and make a recommendation to the Board regarding the resignation. Each person nominated for election to the Board at the Annual Meeting as described below under Proposal 1 has submitted the conditional letter of resignation as required by our Bylaws.

The Nominating Committee and, as needed, a retained search firm, will screen Board candidates, perform reference checks, prepare a biography for each candidate for the Nominating Committee to review and conduct interviews. The Nominating Committee and our Chief Executive Officer will interview candidates that meet our director nominee criteria, and the Nominating Committee will recommend to the Board nominees that best suit the Board’s needs.

Director Nomination Process

The Nominating Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. To nominate a person to stand for election as a director at the annual meeting of stockholders, our Corporate Secretary must receive such nominations at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or 70 days after such anniversary, notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which we provide notice or public disclosure of the meeting, to ensure adequate time for meaningful consideration by the committee. Each submission must include the following information:

•	the name and address of the stockholder making the nomination, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	the full name and address of the person or persons to be nominated;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such stockholder and any beneficial owner;

•
a description of any agreement, arrangement or understanding with respect to the proposal between or among the stockholder, any beneficial owner, any of their respective affiliates or associates, and any others acting in concert with the foregoing;

•
as to the stockholder giving  the notice and any beneficial owner, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of , or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, any such stockholder or any such beneficial owner with respect to any shares of our stock;

•
a representation that the stockholder is a holder of record of common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons;

•
if applicable, a description of all arrangements or understandings between the stockholder, any beneficial owner and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by that stockholder;

•	such other information regarding each candidate as would be required to be included in a proxy statement under the SEC’s proxy rules if the candidate had been nominated by the Board;

•	if applicable, the consent of each nominee to serve as a director if elected and to be named in the proxy statement;

•	statement whether such person, if elected, intends to tender an irrevocable resignation in the form required by incumbent directors under the Bylaws; and

•
a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends either to deliver a proxy statement or form of proxy to holders of Company’s stock at least equal to the percentage required to elect the nominee and/or otherwise solicit proxies from stockholders in support of such nomination.

If the Chairman of the Board, or other presiding officer at the meeting, determines that a person was not properly nominated for election as a director, the person will not be eligible for election as a director.

Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this proxy statement under “General Matters — Stockholder Proposals and Nominations.”

Contacting the Board of Directors

Stockholders wishing to communicate with our Board may do so by writing to any of the Board, Chairperson of the Board, or the non-management members of the Board as a group, at:

    Double-Take Software, Inc.
    257 Turnpike Road, Suite 210
    Southborough, MA 01772
    Attn: Corporate Secretary

Complaints or concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other correspondence will be referred to the relevant individual or group. All correspondence is required to prominently display the legend “Board Communication” in order to indicate to the Secretary that it is communication subject to our policy and will be received and processed by the Secretary’s office. Each communication received by the Secretary will be copied for our files and will be promptly forwarded to the addressee. The Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from its communication policy. In addition, the Secretary is not required to forward any communication that the Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Secretary will maintain a list of each communication subject to this policy that is not forwarded, and on a quarterly basis, will deliver the list to the Chairperson of the Board.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Bylaws provide that our Board shall be comprised of not less than three nor more than fifteen directors, with the exact number to be fixed by resolution of the Board. On July 24, 2008, the Board fixed the authorized number of directors at six directors and then appointed Ms. Besemer to the Board to serve until the 2009 Annual Meeting. Our nominees for the election of directors at the Annual Meeting include five independent non-management directors and one member of our senior management. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the Nominating Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 14, 2009: Dean Goodermote, Deborah M. Besemer, Paul D. Birch, Ashoke (Bobby) Goswami, John B. Landry, and John W. Young. All nominees are currently serving on the Board.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted for the Annual Meeting can only be voted for those nominees named in this Proxy Statement. If, however, any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board, or the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve. Each director will hold office until his or her successor is duly elected and is qualified or until his or her earlier death, resignation or removal.

Nominees for Director

The names of each nominee for director, their ages as of March 31, 2009, and other information about each nominee is shown below.

Name	Age	Principal Occupation	Director Since

Dean Goodermote	55	Chairperson of the Board of Directors, President and Chief Executive Officer	2005
Deborah M. Besemer	54	Director	2008
Paul D. Birch	50	Director/Private Investor/Business Owner	2006
Ashoke (Bobby) Goswami	45	General Partner, ABS Capital Partners	2002
John B. Landry	61	Managing Director, Lead Dog Ventures, LLC.	2006
John W. Young	56	Vice President of Asset Management Development, IBM Software Group, a division of IBM Corporation	2003

Dean Goodermote joined Double-Take Software in March of 2005 as President, Chief Executive Officer and Chairperson of the board of directors. Since July 2004 he has also served as Chief Executive Officer of Grid-Analytics LLC, a concept-stage company he founded focused on aggregated research. From September 2001 to March 2005, Mr. Goodermote served as a Venture Partner of ABS Capital Partners. From September 2000 to August 2001, Mr. Goodermote was Chairman and Chief Executive Officer of Clinsoft Corporation, a developer of software for clinical research. From 1997 to August 2001, Mr. Goodermote was Chairman and President of Domain Solutions Corporation, a software developer for enterprise applications and the parent of Clinsoft. From May 2000 until December 2001, Mr. Goodermote founded and was Chief Executive Officer and then the Chairman of IPWorks, Inc., a developer of internet address management software. From August 1996 to May 2000, Mr. Goodermote was Chief Executive Officer and President of Process Software Corporation, a developer of Internetworking software. From August 1986 to February 1997, Mr. Goodermote served in various positions, including eventually President and Chairman, of Project Software and Development Corporation, later known as MRO Software, Inc., a provider of software-based asset and service management solutions.

Deborah M. Besemer has served on the board of directors of Double-Take Software since July 2008. She is also a member of the Nominating and Corporate Governance and Compensation Committees. Ms. Besemer currently serves on the boards of Brightcove, Inc., Bullhorn, Inc. and My Perfect Gig, Inc.  From September 2000 to November 2007 Ms. Besemer held the position of President and CEO of BrassRing, LLC, prior to which she was the president and CEO of HireSystems, a predecessor company to BrassRing, LLC, from June 1999 to September 2000.  From December 1997 to July 1998 Ms. Besemer held the position of President of Systemsoft Corporation and from June 1986 to November 1997 she was at Lotus Development Corporation in a variety of management positions ending as Executive Vice-President of Worldwide Field Operations. She is a former Chairperson of the Massachusetts Technology Leadership Council, Director of Kubisoft, Inc., Director of Eprise Corporation and Trustee of the Massachusetts Software Council Fellowship Program.

Paul D. Birch has served on the Board of Double-Take Software since September 2006. Mr. Birch has been an investor and advisor to early stage technology companies and business owner since August 2003. From September 2000 to July 2003, Mr. Birch held the following positions with Geac Computer Corporation Limited, a global provider of business-critical software applications and systems: December 2001 to July 2003, President, Chief Executive Officer, July 2001 to December 2001, Chief Operating Officer and Chief Financial Officer, September 2000 to July 2003, Director. Additionally, from July 2001 until August 2002, Mr. Birch served as President of Geac Enterprise Solutions, Americas. From March 2000 to July 2001, Mr. Birch was the Chief Operating Officer, Chief

Financial Officer, Treasurer and a Director of Escher Group, Ltd. From February 1991 to February 2000, Mr. Birch was the Chief Financial Officer, Treasurer and a Director of MRO Software, Inc. From November 1985 to February 1991 Mr. Birch served as a Tax Manager at PriceWaterhouseCoopers LLP, and as a Tax Manager with Arthur Anderson & Co. from 1980 to October 1985.  Mr. Birch currently serves as the Chairman of the Board for both CommonAngels, Inc., and Nimbit, Inc. and is on the Board, Chairman of the Finance Committee and a member of the Compensation and Executive Committees of Emerson Hospital.

Ashoke (Bobby) Goswami has served on the Board of Double-Take Software since 2002. Mr. Goswami is a general partner of ABS Capital Partners, a private equity firm that he joined in 2001. Prior to joining ABS Capital Partners, Mr. Goswami served as an investment banker with Alex. Brown, Merrill Lynch and Goldman Sachs. Previously, Mr. Goswami spent four years in the systems practice at Andersen Consulting.

John B. Landry has served on the Board of Double-Take Software since September 2006. Mr. Landry serves as Managing Director of Lead Dog Ventures LLC, a private technology investment firm he founded in 2005. From January 2001 to December 2007 he served as Chief Technology Officer and Chairman of the Board of Directors of Adesso Systems, Inc., a provider of mobile enterprise software and services. From January 2002 to July 2003, Mr. Landry served as the founder, Chairman and Chief Technology Officer of Adjoin Solutions, Inc. From February 1999 to June 2000, he was Chief Technology Officer and Chairman of the Board of Directors of AnyDay.com, Inc. From August 1995 to December 2000, Mr. Landry served as Vice President of Technology Strategy of International Business Machines Corporation. Prior to joining International Business Machines Corporation, Mr. Landry served as Senior Vice President, Development and Chief Technology Officer of Lotus Development and as a Senior Vice President and Chief Technology Officer at Dun & Bradstreet, Cullinet Software, Distribution Management Systems, and McCormack & Dodge. Mr. Landry currently serves on the Board of Overseers of Babson College and the Museum of Science — Boston.

John W. Young has served on the Board of Double-Take Software since June 2003. Mr. Young has been Vice President, Asset Management Development, IBM Software Group, a division of International Business Machines Corporation since October 2006. He served as Executive Vice President, Products & Technology for MRO Software, Inc. from 1998 until it was acquired by IBM in October 2006. From 1995 to 1998, he served as Vice President of Research and Development at MRO Software and from 1992 to 1995 he was Director of Product Management at MRO Software. From 1988 to 1992, Mr. Young served as Vice President of Sales for Comac Systems Corporation, an application software company.

Required Vote and Board Recommendation

In order to be elected as a director, a nominee must be elected by a majority of the votes cast with respect to such nominee at the Annual Meeting. A majority of the votes cast means that the number of shares of common stock voted FOR a nominee must exceed 50% of the votes cast with respect to that nominee. Stockholders do not have the right to cumulate their votes in the election of directors. If an incumbent nominee in an uncontested election such as the election to be held at the Annual Meeting fails to be elected, the incumbent nominee will continue in office and the Board will consider whether to accept the nominee’s earlier submitted conditional resignation. If the resignation is not accepted the incumbent nominee may continue in office until a successor is elected.

THE BOARD RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF
THE SIX NOMINATED DIRECTORS

Director Compensation

Each non-employee director is compensated for his or her service as shown in the chart below:

Schedule of Director Fees
December 31, 2008

Compensation Item	Amount (1)

Annual Retainers
Board	$14,000	(2)
Audit Committee Chair	$5,000
Per meeting fees (Board and Committee)	$2,000	(3)

(1)	Each non-employee director, upon their initial appointment to the Board, is entitled to receive an option to purchase 25,000 shares of our common stock, which option has a one-year vesting period.

(2)	Each non-employee director is entitled to receive an annual option grant to purchase 12,500 shares of our common stock, which option has a one-year vesting period.

(3)
Non-employee directors are entitled to receive $1,000 for each meeting attended by telephone conference. Directors do not receive per meeting fees for Committee meetings that occur on the same day as a Board meeting for which they received a fee.

The following table summarizes the compensation paid to our non-employee directors during 2008:

Director Compensation for Fiscal Year-End
December 31, 2008

Name (1)	Fees Earned or paid in Cash ($)	Option Awards (2) ($)	Total ($)

Deborah M. Besemer	11,500	57,300	68,800
Paul D. Birch	39,000	107,947	146,947
Ashoke (Bobby) Goswami(3)	—	—	—
John B. Landry	36,000	107,947	143,947
John W. Young	38,000	116,879	154,879

(1)	See the Summary Compensation Table in the Executive Compensation section of this Proxy Statement for disclosure related to Mr. Goodermote who was a named executive officer of the Company during 2008.

(2)
Amounts represent the dollar amount recognized for financial statement reporting purposes for each director during 2008, as computed in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, “Share-based Payments” (“FAS 123R”), disregarding any estimates of forfeitures relating to service-based vesting conditions. See Note J[3] of the consolidated financial statements in our Annual Report for the year ended December 31, 2008 regarding assumptions underlying the valuation of equity awards. Each of Messrs. Birch, Landry and Young were granted 12,500 options on May 23, 2008, which had a grant date fair value of $6.74 per share for an aggregate grant date fair value of $84,248.  Ms Besemer was granted 25,000 options on August 1, 2008, which had a grant date fair value of $5.47 per share for an aggregate grant date fair value of $136,696.

As of December 31, 2008, the aggregate number of vested and unvested stock awards outstanding for each of our non-employee directors was as follows:

	Vested	Unvested

Deborah M. Besemer	—	25,000	(i)
Paul D. Birch	47,930	12,500	(ii)
John B. Landry	33,766	12,500	(ii)
John W. Young	32,908	12,500	(ii)

(i)
Ms. Besemer was issued 25,000 options to purchase common stock on August 1, 2008 under the 2006 Omnibus Incentive Plan, at a price per share of $11.14, which options are scheduled to vest in full on July 24, 2009.

(ii)
Each of Messrs. Birch, Landry and Young were issued 12,500 options to purchase common stock on May 23, 2008 under the 2006 Omnibus Incentive Plan, at a price per share of $12.85, which options are scheduled to vest in full on the earlier of May 23, 2009 or the 2009 Annual Meeting.  As a result, these shares will vest on May 14, 2009.

(3)	Mr. Goswami, who is a general partner of ABS Capital Partners, has waived receipt of compensation for board service.

Stock Ownership Guidelines.   Each non-employee director is expected to have a financial stake in the Company to help align the director’s interests with those of the Company’s stockholders. To meet this objective, it is the policy of the Board to have a meaningful portion of the total compensation of non-management directors provided and held in common stock, stock options, restricted stock units or other types of equity-based compensation.

Other.   The Company reimburses all directors for travel and other reasonable and necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s directors’ and officers’ indemnity insurance policies.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis provides information regarding the objectives and elements of our compensation philosophy and policies for the compensation of our executive officers that appear in the Summary Compensation Table below. These executives include:

• Dean Goodermote, our President, Chief Executive Officer and Chairman of the Board of Directors;

• S. Craig Huke, our Chief Financial Officer;

• Robert L. Beeler, our Vice President of Engineering;

• Daniel M. Jones, our Vice President of Sales and Marketing; and

• Jo Murciano, our Vice President of International and President of Double-Take EMEA.

We refer to these individuals collectively as our named executive officers, or NEOs.

The compensation committee is responsible for implementing our executive compensation policies and programs and works closely with Mr. Goodermote in assessing appropriate compensation for NEOs. The compensation committee operates pursuant to a charter approved by the Board of Directors. More information on the committee’s processes and procedures can be found above under the heading “Compensation Committee.”

Philosophy and Objectives of Double-Take Software’s Executive Compensation Programs

Overview

Our overall Company-wide compensation philosophy, which is also applicable to our NEOs, is to provide competitive levels of compensation that reflect the level of capability and effort required to achieve our annual and long-term goals, while at the same time keeping our compensation program both tied to our performance and simple and straightforward.

• Focus on Growth and Earnings. We strive to provide compensation that is directly related to the achievement of our continued growth and increased earnings.

• Simple and Straightforward Incentives. We seek to minimize the complexity of our compensation policies and practices and to maximize our employee’s understanding of each element of compensation and what is required of them to achieve the highest level of compensation.

In implementing this philosophy for our NEOs, we award compensation to meet our three principle objectives of (i) aligning executive compensation with our Company’s performance goals, (ii) using equity-based awards in an effort to further align executives’ and stockholders’ interests, and (iii) setting compensation to assist us in attracting and retaining qualified executives.

Reflect Performance Goals

As part of our executive compensation program, we reward the achievement, and surpassing, of corporate goals. Our annual incentive program is designed to reward participants for the achievement of company-wide performance goals by providing cash awards that are paid if Company-wide goals are met. We believe that because a significant portion of awards are tied to Company-wide growth and earnings goals, our officers are rewarded for superior Company performance in the areas that we feel are most directly related to increasing stockholder value. Similarly, we believe that the use of annual performance goals provides our executive officers with a straightforward reward. If the Company does well, so will they.

Utilize Equity-Based Awards

Our compensation program uses equity-based awards that vest based on continued service, the value of which is contingent on the Company’s longer-term performance, in order to provide our NEOs with a direct incentive to seek increased stockholder returns. Our stockholders receive value when our stock price increases, and by using equity-based awards our NEOs receive increased value when our stock price increases. We believe that equity-based awards that vest based on continued service also exemplify our philosophy of having a straightforward structure by reminding NEOs that a measure of long-term corporate success is increased stockholder value over time.

Attract and Retain Qualified Executives

We believe that the supply of qualified executive talent is limited and have designed our compensation programs to help us attract qualified candidates by providing compensation that is competitive within the software industry and the broader market for executive talent. Perhaps more importantly, we believe that the design of our executive compensation programs is important in helping us to keep the qualified executives that we currently have. Our executive compensation policies are designed to assist us in attracting and retaining qualified executives by providing competitive levels of compensation that are consistent with the executives’ potential alternatives.

Review of Compensation and Setting of Peer Group

In connection with setting 2008 executive compensation, the compensation committee commenced a review of best practices and appropriate levels of compensation for public company compensation.  In connection with that review, the compensation committee engaged Towers Perrin to provided services to our compensation committee, as requested and directed by the Committee.  Towers Perrin provided information on competitive levels of compensation, including information on base salary, annual bonuses, equity awards and total compensation.

Towers Perrin’s information was provided at the time 2008 base salary and annual incentive awards were established, and the compensation committee used this information for reference purposes.

As part of the competitive review conducted by Towers Perrin, our compensation committee, with the assistance of Towers Perrin, approved a group of companies against which to compare compensation paid to our executives, including our NEOs. These companies were selected because the compensation committee considered them to be similar to us and competitive with us in the market for executive talent, and because they are in comparable or related businesses. This group, which we refer to as our peer group, consisted of the following companies:

•	Quest Software, Inc.
•	CommVault Systems, Inc.
•	Riverbed Technology, Inc.
•	Interactive Intelligence, Inc.
•	Netezza Corporation
•	3PAR Inc.
•	BladeLogic, Inc.
•	Isilion Systems, Inc.
•	FalconStor Software
•	Data Domain, Inc.
•	Constant Contact, Inc.
•	Compellent Technologies, Inc.
•	Salary.com, Inc.

The compensation committee supplemented its review of the peer group information with additional survey data provided by Towers Perrin for software companies with revenues between $20 million and $200 million. The companies included as part of the additional survey information were based on a compilation prepared by Towers Perrin from their proprietary database and were not disclosed to the compensation committee. While the compensation committee reviewed the comparative peer group and survey information in connection with setting 2008 compensation, the committee did not “benchmark” or target a certain percentile with respect to the compensation programs for our NEOs.  Instead, the committee used this information for general comparative purposes.  In using this information, the Compensation Committee was only able to consider survey information, and not peer group information, for Mr. Beeler because Towers Perrin’s report did not provide comparative information from the peer group for Mr. Beeler because there were an insufficient number of matches to provide meaningful comparisons.

The compensation committee asked for the competitive review information from Towers Perrin simply as an additional, objective data point for comparison purposes. The findings of the competitive review confirmed that our compensation system was focused on performance by demonstrating that target total cash compensation, which is comprised of annual base salary and annual incentives and commissions, reflected a leveraged, performance-oriented approach by generally providing for base salaries below the median of the comparative data with incentive compensation and commissions above the median.

Elements of Compensation

The elements of our compensation program include cash compensation, which is comprised of base salary and annual incentive awards pursuant to our Executive Bonus Plan, and equity compensation pursuant to our long-term incentive plan. Mr. Goodermote typically makes recommendations to the compensation committee for the other

NEOs on the amount of target cash compensation and equity awards, within parameters determined by that committee.

In setting each of the elements of our compensation program for 2008, the compensation committee considered the compensation levels for our NEOs in 2007, the respective performances of each of our NEOs in 2007, their respective responsibilities, their number of reports, and what the committee believed was required based on the marketplace for executive talent, as well as the fact that we only had a limited history operating as a public company. In evaluating what was required based on the marketplace for executive talent, the members of our compensation committee considered the competitive review discussed above.  The compensation committee set all elements of compensation for Mr. Murciano in dollars, but it granted Mr. Goodermote the authority to make appropriate adjustments to reflect that Mr. Murciano is paid in Euros. We discuss in more detail the primary factors that affected each NEO’s particular elements of compensation for 2008 below.

Cash Compensation

Cash compensation is an integral part of compensation for our NEOs. The compensation committee considers both base salary and targeted annual incentive pay together to set targeted total cash compensation. Because Messrs. Jones and Murciano also take part in a sales commission program, described further below, the compensation committee also takes into account amounts that they may receive under that program when setting their targeted total cash compensation. When balancing the two components of our targeted total cash compensation, we believe that it is important to have a meaningful amount of compensation consist of fixed and liquid compensation in the form of base salary to provide our NEOs with a level of assurance of compensation.  However, given our focus on performance, we believe that it is important to also have a strong incentive pay component. Accordingly, in 2008, the targeted annual incentive pay comprised approximately 44% of the aggregate amount of base salary and targeted annual incentive pay for Messrs. Beeler, Huke, and Jones and approximately 54% for Mr. Murciano. Mr. Goodermote’s targeted annual incentive pay comprised approximately 33% of the aggregate amount of base salary and targeted annual incentive pay.  Mr. Murciano’s percentage is set at a higher level of his base salary to reflect the relatively lower level of his base salary, as well as the factors discussed below under Other-Cash Compensation.  Mr. Goodermote’s percentage is set at a lower level of his total compensation based on the relatively higher level of his base salary, which was negotiated when he became our Chief Executive Officer in 2005. We believe that these proportions of annual incentive pay for our NEOs comprise a relatively high percentage of total cash compensation and represent approximately the same percentages used in 2006 and 2007.

Base Salary

Base salary is annual fixed compensation, and is a standard element of compensation, necessary to attract and retain talent.  Base salary represents the payment for a satisfactory level of individual performance as long as the employee remains employed with the company.

In 2008, base salary amounts were increased by approximately 3.4% for Mr. Huke, approximately 4.0% for Mr. Beeler, approximately 4.3% for Mr. Jones and approximately 12.0% for Mr. Murciano. The increases for the NEOs other than Mr. Murciano are generally consistent with Mr. Goodermote’s recommendations, which were based on the compensation committee’s determination that the existing base salary levels were generally set at appropriate levels, but that a modest increase was appropriate to reflect annual cost of living increases. The increase for Mr. Jones was slightly higher in recognition of his success in the prior year and that his prior year compensation increase was slightly lower than the other NEOs. Mr. Murciano’s increase was significantly higher as a percentage increase due largely to the lower nature of his base compensation and that his prior year compensation had been set in 2006 in connection with the acquisition of Double-Take EMEA. Mr. Murciano’s lower base salary reflects, in part, the other elements of cash compensation to which he is entitled to and that are described below, as well as the perquisites that are provided to him and described below under “Perquisites for Mr. Murciano.” The compensation committee approved a 5% increase in Mr. Goodermote’s base salary in light of its view of his importance to the success of the Company.  However, Mr. Goodermote declined to accept the increase.

Annual Incentive Pay

Annual incentive pay is awarded pursuant to the terms of our Executive Bonus Plan, which is the same structure that is used for most of our non-commission based employees. The Executive Bonus Plan is designed to reward our NEOs for achieving company-wide targets based on our 2008 operating budget approved by the Board of Directors. The Executive Bonus plan provides significantly reduced rewards for missing those numbers and moderately increased rewards for exceeding those numbers. In 2008, the two targets were based on achieving net revenues of approximately $105.0 million and operating profit of approximately $22.6 million. Operating profit is calculated as revenue less cost of revenue and operating expenses and excludes stock-based compensation expenses related to FAS 123R and extraordinary charges identified by the compensation committee, which in 2008 included expenses related to our acquisition of emBoot and severance costs for certain terminated employees. We selected these measures because we believe that they reflect our philosophy of rewarding our executives for growth and earnings. We believe that one of the attractive aspects of our company to investors is the potential for revenue growth, and so we have selected net revenue as the best measure to provide an incentive to our executives to achieve revenue growth. Similarly, we believe that investors are focused on increasing earnings and that operating income is a good proxy for earnings that is within the control of management. Both of these measures have the advantage of also being straightforward targets on which our executives can focus. We expect to continue our practice of setting these targets on the high end of realistically achievable goals.

The total targeted annual incentive pay amount for each NEO is divided into five equal sub amounts, one for each quarter’s performance and one for the year-end performance. Each of the quarterly and year-end sub-amounts is divided equally based on achievement of the net revenue and operating profit objectives. Thus, 10% of the total bonus is targeted at each quarter’s net revenue, each quarter’s operating profit, the year-end revenue, and the year-end operating profit. If a quarterly target is missed, it cannot be recouped based on future performance. We divide the total annual incentive pay into these five portions because we believe that it leads to consistent efforts to provide superior performance throughout the year.

Target payments for achieving quarterly and annual revenue targets are increased proportionately by the amount each performance goal is exceeded subject to a cap of 20% above the goal. To the extent that the net revenue target is exceeded by more than 20%, the payments for the net revenue target will be increased proportionately by the amount each target is exceeded, but only to the extent that the operating profit target for the period in which the bonus is being paid has been exceeded by a proportionate amount or greater. (By way of illustration, for a revenue payment to be paid at 135% of target in the first quarter, operating profit would have to exceed its target for that quarter by 135% or more.) Payments for achieving operating profit targets are increased proportionately by the amount each target is exceeded subject to a cap of 20% above the operating profit target sub-bonus. We believe that achievement of goals at these levels represents superior performance by the Company and feel that our NEOs should be compensated for exceeding our goals. However, we believe that above 120% achievement of each goal, it is appropriate to limit the additional amounts to be paid based on exceptionally high current period profits, and to reward exceptionally high revenue only to the extent that incremental revenue has generated expected incremental profits. In the event that the net revenue and operating profit targets are not met, we determined to award each executive with 60% of his target payout at achievement of 92.5% of each target. The payments are increased proportionately between 92.5% and 100% (that is, each percentage point increase between 92.5% and 100% achievement increases the payment by 5.3%). We selected 92.5% of the goals as the threshold for performance because we believed that performance at this level would be satisfactory to reward our NEOs, but that the amounts of their rewards should be significantly reduced.

Actual payments under the annual incentive plan for the net revenue target were equal to approximately 100% and 70% of target in the first and second quarters, respectively, with no payments being made in respect of the third or fourth quarters, or for the full year. Actual payments under the annual incentive plan for the operating profit target were equal to approximately 120%, 100%, 66% and 89% of target in the first, second, and third quarters and the full year, respectively, with no payment being made in respect of the fourth quarter.  Payments over the course of the year under the annual incentive plan resulted in approximately 54.3% of the targeted annual incentive amounts for our NEOs being made.

Other Cash Compensation

In addition to the cash compensation described above, Mr. Jones and Mr. Murciano, as our Vice President of Sales and Marketing and our Vice President of International, respectively, also participate in our sales commission plan. Mr. Jones’ target sales commission in 2008 was increased from his 2007 amount by $10,000 to $220,000, which represented a similar percentage increase to the 2008 increase in his base salary.  Mr. Murciano’s target sales commission in 2008 was $223,000. In 2008, Mr. Jones and Mr. Murciano also had additional cash incentives of $60,000 and $45,000, respectively, that were payable in escalating quarterly payments that were tied to meeting consecutive quarterly sales objectives under the sales commission plan.  For Mr. Jones this represented an increase of $15,000 from the 2007 amount, which was the first year for this particular program.  The quarterly sales objective incentives were established to provide Messrs. Jones and Murciano, the two executive officers with the most direct responsibility for sales, a significant additional incentive for consistent achievement of the quarterly sales increases in their commission plans, which reflects quarter over quarter performance that we believe is important to our stockholders and the investing community.  Mr. Murciano did not participate in the sales commission or the incentive program related to the quarterly sales objectives in 2007.

Actual payments under the sales commission plan were 102% and 90% of the target amounts for Mr. Jones and Mr. Murciano, respectively.  There were no payments under the incentive plan related to quarterly sales objectives paid to either Mr. Jones or Mr. Murciano.

As discussed above, until December 31, 2007, the arrangements for Mr. Murciano’s compensation had been established in connection with our acquisition of Double-Take EMEA. Accordingly, when setting Mr. Murciano’s incentive cash compensation arrangements, the compensation committee did not have directly comparable amounts from the prior year to consider.  Instead, the compensation committee considered the issues discussed above, Mr. Goodermote’s recommendation and Mr. Murciano’s total actual cash compensation from salary and cash incentive programs in 2007.  The maximum amount of cash compensation available to Mr. Murciano in 2008, when taken together with his salary, annual incentive plan arrangements and other cash compensation was approximately $11,000 higher than his total cash compensation from salary and incentive programs in 2007.

Long-Term Incentive Plan

2008 Equity Awards

In 2008, we used stock options under our long-term incentive plan (the “LTI Plan”) to provide an incentive to our NEOs to produce results that will lead to long-term company performance. As described above, we believe that a substantial portion of NEOs compensation should be in the form of equity awards in order to align the interests of the NEOs and our stockholders. We selected stock options as the form of award under our LTI Plan because they represent a straightforward mechanism for rewarding achievement of increases in long-term stockholder value and because stock options require an increase in stock price to have value to the NEO. We also believed that use of stock options was consistent with compensation practices of other software companies, including recently public companies. They are also easy to understand and thus support our objective of utilizing straightforward compensation.

In 2008, our compensation committee reviewed data from the competitive review discussed above and our option valuation model, which uses a Black-Scholes methodology comparable to the data that was reviewed. The comparative data was used to help provide context to the compensation committee’s decision-making process. In deciding the size of option awards, the compensation committee established a number of options to be granted to the NEOs after determining an amount of shares to be used for the option awards based on the percentage of our outstanding equity that those shares represented. The compensation committee also considered the vested and unvested equity ownership of the members of the executive team, and noted that the practice of annually granting equity awards has a desirable retention benefit by providing officers with regular vesting that extends for a significant period into the future.

For Mr. Goodermote’s equity award, the compensation committee considered the performance of Mr. Goodermote, which it assessed as being strong and meriting long-term incentive compensation in excess of the median of the data reviewed. The compensation committee determined that the option award for Mr. Goodermote should be for

120,000 shares, or approximately 0.5% of our fully diluted equity. The compensation committee also requested that Mr. Goodermote provide recommendations to allocate an aggregate pool of options among the six other executive officers of the Company. The decision on the size of these awards was part of the compensation committee’s overall determination of an amount of fully diluted equity that should be granted over the course of the year to all existing employees, including executives, but not including initial grants made to new hires. Mr. Goodermote’s recommendations for the size of equity awards pursuant to the LTI Plan were then reviewed, including his request to reduce the size of his award. The compensation committee considered Mr. Goodermote’s recommendations and granted options within the framework that it had established at levels that were based on the executive’s position, responsibilities and past performance. The Compensation Committee honored Mr. Goodermote’s request to allocate some of his equity award to other executives, and reduced his award by a small amount, but did not reduce Mr. Goodermote’s grant further as requested by him because of its belief that it is important to our stockholders and our company that Mr. Goodermote have a significant unvested equity interest.

The Compensation Committee also made an additional option grant to Mr. Murciano in February 2008 to reflect the end of the compensation arrangements set in connection with the acquisition of Double Take EMEA.  In light of the transition from that arrangement and the fact that Mr. Murciano did not have a sizable equity interest in the Company, the Compensation Committee determined that it was appropriate to give Mr. Murciano a grant that is consistent with the type of grant that they would have made had he joined the Company at that time.

Grants of stock options to our NEOs typically vest monthly based on service to the company over four year terms from the date of grant. We selected four years because of our belief that the market standard was three to four years and that by selecting four years we were providing the maximum retention benefit.

Future use of Restricted Stock Units

For 2009, the compensation committee determined that for equity awards to our NEOs pursuant to the LTI Plan, we would use stock options together with restricted stock units.  This decision was part of a larger change in our equity compensation practices across our organization and was made after considering the status of both our company and changing compensation practices in the market.  In particular, the compensation committee considered that due to recent market conditions and the resulting price of our common stock, all of our recently issued stock options were “out of the money,” meaning that they had an exercise price higher than the current market value of our stock.  Because these stock options are “out of the money,” they provide for a limited retention benefit, which is an important consideration in our LTI plan.  In making the decision to use restricted stock units, our compensation committee reviewed compensation practices in the market that indicated that other companies had also switched in recent years to using restricted stock awards and it considered the overall goals of our LTI Plan.  The compensation committee also considered that options alone, particularly when most outstanding options are “out of the money,” may potentially provide executives and employees with incentives to take excessive risks for the purpose of increasing stock prices so that options would have value, and that those risks may not in our best long-term interests.  For 2009, the compensation committee determined that employees outside of the executive team would only receive restricted stock units, but that our executive team, including our NEOs, would receive a mix of stock options and restricted stock units.  The compensation committee determined that providing NEOs with a mix of options and restricted stock awards would provide continued retention benefits and an appropriate balance of interests so that NEOs would continue to remain focused on building stockholder value over the long-term.

In determining the size of the restricted stock unit awards for 2009, the compensation committee considered that a restricted stock unit has a higher compensation cost to us and provides value to the employee in more circumstances than an option. Accordingly, the compensation committee determined to issue restricted stock units for fewer shares than it would have otherwise issued if we were only granting options.  The compensation committee also determined that on a going forward basis that restricted stock units would vest over the same four year period as our stock options had, but that instead of monthly vesting the awards would vest in four equal annual installments over four years.

Perquisites for Mr. Murciano

As discussed above, prior to 2008 Mr. Murciano’s compensation had been established in connection with our acquisition of Double-Take EMEA, at which time we had agreed that through 2007 he would continue to be compensated in the same manner as prior to the acquisition.  That structure provided, among other things, for a relatively low base salary, but also for certain perquisites.  In 2008, we continued the practice of setting Mr. Murciano’s base salary at a lower level and continued to provide him with certain perquisites to which he had been previously entitled, including payment of a country club membership and a car allowance.

Equity Grant Practices

Grants of equity awards are generally made to our NEOs at one time each year pursuant to the LTI Plan, intended to coincide with the completion of performance reviews. We also occasionally make grants of equity awards to NEOs at other times, including in connection with the initial hiring of a new officer and the promotion of officers.

In 2008, all of our option awards were made at the closing price of our common stock on the date of grant on the NASDAQ Global Market. We typically time equity awards to be effective three days after the release of our earnings, which is often after the actual date of compensation committee action, or on the date of the compensation committee action if the award is made during open trading windows under our insider trading plan.

Employment Agreements and Post-Termination Compensation

In 2007, it became apparent to our compensation committee that having some consistency among our executive officers with respect to severance was beneficial from a fairness and parity perspective, as well as from a retention perspective as we continued to believe that severance arrangements are important to help in retaining our NEOs due to the prevalence of similar provisions in the market in which we compete for executives. In 2007, we entered into severance agreements with each of our NEOs, other than Mr. Beeler, with whom we entered into a restated non-competition and severance agreement, and Mr. Murciano, who during 2007 was not generally considered with the other executive officers on compensation and employment matters.  In 2008, we entered into an agreement with Mr. Murciano on substantially the same terms as the other named executive officers (other than Mr. Beeler), subject to certain changes due to his status as French citizen. The agreements provide generally that if we terminate the NEOs employment without cause, then the executive is entitled to receive one year’s severance if he abides by a non-competition agreement. Mr. Beeler’s agreement also provides that he is entitled to severance if he terminates his employment for good reason. Our employment letter agreement with Mr. Huke also provides for accelerated vesting of his option awards in the event of a change in control, and our employment letter agreement with Mr. Goodermote provides for accelerated vesting of certain option awards that he had received in the past in the event of a change in control. Additional information regarding these agreements, including a definition of key terms and a quantification of benefits that would be received by these officers had termination occurred on December 31, 2008, is found below under the heading “Potential Payments On Termination or Change in Control.”

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders) that is established by a committee that consists only of “outside directors” as defined for purposes of Section 162(m). Currently, all members of the compensation committee qualify as “outside directors.” We intend to consider the potential long-term impact of Section 162(m) when establishing compensation, and we expect to qualify our compensation programs as performance-based compensation within the meaning of the Internal Revenue Code to the extent that doing so remains consistent with our compensation philosophy and objectives. In 2008, the levels of our compensation programs, other than our equity awards, which are by their nature performance based and fully deductible, were not at levels high enough to implicate concerns over the deductibility of our compensation programs for Section 162(m) purposes.

Compensation Committee Report

The compensation committee reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on its review and discussions with the Company’s management, the Compensation Committee recommended that the CD&A be included in the Company’s Proxy Statement and in the Company’s Annual Report on Form 10-K (including by incorporation to the Proxy Statement).

Compensation Committee (March 24, 2009)

John Young (Chairperson)
Deborah Besemer
John Landry

Compensation Tables

Summary Compensation Table
for Fiscal Year End December 31, 2008

The following table summarizes the compensation of our named executive officers, or NEOs, for the fiscal year end December 31, 2008. The NEOs are our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation		Other		Total ($)
Dean Goodermote	2008	350,000		-		585,728	95,086		3,000	(2)	1,033,814
President, Chief Executive Officer and Chairman of the Board of Directors	2007	349,615		-		444,777	189,960		2,000	(2)	986,352

S. Craig Huke	2008	215,000		-		100,014	92,370		3,000	(2)	410,384
Chief Financial Officer	2007	207,692		25,000	(3)	46,690	173,678		2,000	(2)	455,060

Robert L. Beeler	2008	180,000		-		82,397	77,155		3,000	(2)	342,552
Vice President of Engineering	2007	172,746		-		37,067	144,370		2,000	(2)	356,183

Daniel M. Jones	2008	393,602	(4)	-		95,307	69,550	(5)	7,800	(6)	566,259
Vice President of Sales and Marketing	2007	368,144	(4)	-		46,216	181,772	(5)	6,800	(6)	602,932

Jo Murciano	2008	273,256	(7)	-		257,643	68,813	(8)	68,712	(9)	668,424
Vice President of International	2007	67,270		-		74,375	352,850		58,337	(9)	552,832

(1)
Amounts represent the dollar amount recognized for financial statement reporting purposes for each executive officer during the respective fiscal year as computed in accordance with the provisions of FAS 123R disregarding any estimates of forfeitures relating to service-based vesting conditions. See Note J[3] of the consolidated financial statements in our Annual Report on Form 10- K for the year ended December 31, 2008 regarding assumptions underlying the valuation of equity awards. These awards are not subject to service-based vesting conditions.

(2)	Amount represents our contribution to the Company’s 401(k) Plan.

(3)	Amount in 2007 represents retention bonus pursuant to Mr. Huke’s employment letter agreement.

(4)	Amount in 2008 consists of $170,000 base salary and $223,602 sales commissions and amount in 2007 consists of $162,788 base salary and $205,356 sales commission.

(5)
Amount in 2008 represents annual incentive pay pursuant to our Executive Bonus Plan as no amounts were paid under the annual incentive plan related to the quarterly sales objective.  Amount in 2007 represents $136,772 of annual incentive pay pursuant to our Executive Bonus Plan and $45,000 paid upon achievement of Mr. Jones’ quarterly sales objective.

(6)
Amount in 2008 consists of (i) our $3,000 employer contribution to the Company’s 401(k) Plan and (ii) $4,800 car allowance pursuant to Mr. Jones’ employment letter agreement.  Amount in 2007 consists of (i) our $2,000 employer contribution to the Company’s 401(k) Plan and (ii) $4,800 car allowance.

(7)	Amount in 2008 consists of $72,281 base salary and $200,975 sales commissions and amount in 2007 consists of $67,270 base salary.

(8)	Amount in 2008 represents annual incentive pay pursuant to our Executive Bonus Plan as no amounts were paid under the annual incentive plan related to the quarterly sales objective.

(9)
Amount in 2008 consists of (i) our $39,201 employer contribution to retirement plan; (ii) $18,980 car allowance; and (iii) $10,532 country club dues all pursuant to Mr. Murciano’s employment arrangement discussed in the Compensation Discussion and Analysis above. Amount in 2007 consists of (i) our $28,602 employer contribution to retirement plan; (ii) $21,923 car allowance; and (iii) $7,812 country club dues.

Grants of Plan-Based Awards
for Fiscal Year End
December 31, 2008

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)(3)
Dean Goodermote	2/19/2008					114,984	12.01
	2/15/2008	105,000	175,000	210,000

S. Craig Huke	2/19/2008					24,352	12.01
	2/15/2008	102,000	170,000	204,000

Robert L. Beeler	2/19/2008					21,917	12.01
	2/15/2008	85,200	142,000	170,400

Daniel M. Jones	2/19/2008					21,917	12.01
	2/15/2008	76,800	128,000	153,600
	2/15/2008	—	60,000	—	(4)

Jo Murciano	2/8/2008					100,000	12.65
	2/19/2008					12,000	12.01
	2/15/2008	75,852	126,420	151,704
	2/15/2008	—	45,000	—	(5)

(1)
Except as noted in footnotes to specific amounts, these columns show the range of cash payouts targeted for 2008 performance under the Executive Bonus Plan. For a discussion of the performance metrics applicable to these awards, see the above-referenced section of the Compensation Discussion and Analysis. For the actual amounts paid pursuant to this plan, see the Non-Equity Incentive Compensation column of the Summary Compensation Table above.

(2)	The options shown in this column vest at a rate of 1/48 th of the total number of options each month after the date of grant.

(3)	The amounts shown in this column are the fair market value of the options on the date of grant, computed in accordance with FAS 123R.

(4)
Amount represents the incentive plan related to quarterly sales objective incentives for Mr. Jones. See the Other Cash Compensation section of the Compensation Discussion and Analysis above. For the actual amounts paid pursuant to this plan, see the Non-Equity Incentive Compensation column of the Summary Compensation Table above. No separate “threshold” or “maximum” amounts were established pursuant to this plan.

(5)
Amount represents the incentive plan related to quarterly sales objective incentives for Mr. Murciano.  See the Other Cash Compensation section of the Compensation Discussion and Analysis above.  For the actual amounts paid pursuant to this plan, see the Non-Equity Incentive Compensation column of the Summary Compensation Table above.  No separate “threshold” or “maximum” amounts were established.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Letter Agreements.   The amounts disclosed in the tables above are in part a result of the terms of agreements that we have with NEOs, other than Mr. Beeler and Mr. Murciano.

Employment Terms for Dean Goodermote.   In August 2006, we entered into an employment letter agreement with Mr. Goodermote, which amended and restated a letter agreement dated March 22, 2005, entered into in connection with the commencement of his employment. Pursuant to the current employment letter agreement, upon the consummation of our initial public offering, Mr. Goodermote received a grant of shares of our common stock equivalent to 1.45% of the fully diluted shares of our common stock outstanding immediately prior to the offering, which amounted to a grant of 269,845 shares in the aggregate. These shares became fully vested upon grant. In order to satisfy certain tax withholding obligations, 111,850 of those shares were withheld from the grant and returned to the status of authorized but unissued shares.

On March 22, 2005, Mr. Goodermote was granted stock options to acquire 380,182 shares of our common stock with 25% vesting on the one year anniversary of the start of his employment and with the remainder vesting in equal quarterly installments over the following three years, and he received a grant of stock options on the first anniversary of the start of his employment to acquire 152,073 shares of our common stock with 25% vesting on the one year anniversary of the grant date and the remainder vesting in equal quarterly installments over the following three years. In addition, on January 5, 2006, Mr. Goodermote was granted stock options to acquire 38,018 shares of our common stock with 25% vesting on the one year anniversary of the grant date and the remainder vesting in equal quarterly installments over the following three years. Pursuant to his employment letter agreement, upon the consummation of our initial public offering, all of the options granted on March 22, 2005 vested in full and an additional 25% of the other stock options held by Mr. Goodermote vested in full, which represented the acceleration of options to acquire 356,421 shares in the aggregate.

Mr. Goodermote’s employment letter agreement also provides for the following:

•	a base salary of at least $340,000 per year;

•	five weeks of vacation per year;

•	major medical insurance for his family;

•	life, long-term disability and other insurance in accordance with our current benefits policies;

•	eligibility for a discretionary performance bonus as determined by the Board in its sole discretion; and

•	reimbursement for reasonable business expenses.

Employment Terms for S. Craig Huke.   In October 2006, we entered into an employment letter agreement with S. Craig Huke setting forth the terms of his employment, which amended and restated a letter agreement originally entered into in May 2003, upon the commencement of his employment as our Chief Financial Officer. Mr. Huke’s employment letter agreement provides for the following:

•	a base salary of at least $200,000 per year;

•	major medical insurance for his family;

•	participation in the bonus plan for executives;

•	an additional bonus of $25,000 to be paid on February 1, 2007; and

•	reimbursement for reasonable business related expenses.

Employment Terms for Daniel M. Jones.   In October, 2006, we entered into an employment letter agreement with Daniel M. Jones setting forth the terms of his employment as our Vice President of Sales and Marketing, which employment agreement amended and restated a letter agreement originally entered into in connection with the commencement of his employment in February 2005. Mr. Jones’ employment letter agreement provides for the following:

•	a base salary of at least $157,500 per year;

•	major medical insurance for his family;

•	participation in our commission plan for sales employees;

•	stock options at the direction of the Compensation Committee of the Board;

•	participation in the bonus plan for executives; and

•	a monthly car allowance.

In addition to the above terms, these officers, Mr. Beeler and Mr. Murciano are entitled to receive various payments upon certain terminations of their employment or a change in control, pursuant to agreements between those officers and us. For a discussion of those terms, and a quantification of the benefits thereunder assuming a termination event of December 31, 2008, see the Potential Payments upon Termination or Change in Control below.

Outstanding Equity Awards at Fiscal Year-End
December 31, 2008

		Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Dean Goodermote	380,182	—	1.52	3/22/2015
	35,642	2,376 (1)	1.96	1/5/2016
	142,569	9,504 (2)	1.96	3/22/2016
	29,166	40,834 (3)	16.77	4/30/2017
	23,955	91,029 (4)	12.01	2/19/2018

S. Craig Huke	112,671	—	0.94	7/1/2013
	510	—	0.94	1/1/2014
	756	51 (5)	1.52	1/1/2015
	113,683	7,579 (6)	1.52	2/2/2015
	4,463	2,679 (7)	1.96	4/26/2016
	7,083	9,917 (3)	16.77	4/30/2017
	5,073	19,279 (4)	12.01	2/19/2018

Robert L. Beeler	20,408	—	19.60	4/3/2010
	97,006	—	0.94	7/1/2013
	4,327	—	0.94	1/1/2014
	4,536	303 (5)	1.52	1/1/2015
	3,953	2,373 (7)	1.96	4/26/2016
	5,416	7,584 (3)	16.77	4/30/2017
	4,566	17,351 (4)	12.01	2/19/2018

Daniel M. Jones	1,276	—	0.94	10/20/2013
	142	—	0.94	1/1/2014
	1,545	104 (5)	1.52	1/1/2015
	106,060	10,205 (6)	1.52	2/2/2015
	5,101	3,062 (7)	1.96	4/26/2016
	6,666	9,334 (3)	16.77	4/30/2017
	4,566	17,351 (4)	12.01	2/19/2018

Jo Murciano	15,497	12,054 (8)	7.06	9/14/2016
	4,999	7,001 (3)	16.77	4 /30/2017
	20,833	79,167 (9)	12.65	2/8/2018
	2,500	9,500 (4)	12.01	2/19/2018

(1)	The unexercisable options at December 31, 2008 vested on January 5, 2009.

(2)	The unexercisable options at December 31, 2008 vested on March 22, 2009.

(3)	The unexercisable options at December 31, 2008 vested or will vest in equal amounts on a monthly basis from January 30, 2009 to April 30, 2011.

(4)	The unexercisable options at December 31, 2008 vested or will vest in equal amounts on a monthly basis from January 19, 2009 to March 19, 2012.

(5)	The unexercisable options at December 31, 2008 vested on January 1, 2009.

(6)	The unexercisable options at December 31, 2008 vested on February 2, 2009.

(7)	The unexercisable options at December 31, 2008 vested or will vest in equal amounts on a quarterly basis from January 26, 2009 through April 26, 2010.

(8)	The unexercisable options at December 31, 2008 vested or will vest in equal amounts on a quarterly basis from March 14, 2009 through September 14, 2011.

(9)	The unexercisable options at December 31, 2008 vested or will vest in equal amounts on a monthly basis from January 8, 2009 through February 8, 2012.

Option Exercises and Stock Vested

During 2008, none of our NEOs exercised stock options.

Potential Payments On Termination or Change in Control

The section below describes the payments that may be made to named executive officers in connection with a change in control or pursuant to certain termination events. Each of our named executive officers is a party to an agreement that provides for certain benefits in the event of termination, including, in the case of Messrs. Goodermote and Huke, following a change in control.

Dean Goodermote.   On November 9, 2007, we entered into a severance letter agreement with Mr. Goodermote. The letter agreement provides for a severance payment and continued benefits in the event that Mr. Goodermote’s employment with us is terminated without “cause” (as defined below). Specifically, Mr. Goodermote is entitled to an amount equal to one time his base salary in effect as of the termination, which amount is to be paid in accordance with our regular payroll periods, and the continuation of health care benefits for a 12-month period following termination. The payments and benefits under the letter agreement are subject to Mr. Goodermote executing a release of claims in our favor and compliance with the terms of a non-disclosure agreement between us and Mr. Goodermote.

Pursuant to an employment letter agreement with us, upon a change in control as a result of a merger, acquisition, purchase of all or substantially all of our assets, or a like transaction, unvested stock options held by Mr. Goodermote that relate to certain awards made prior to our initial public offering will immediately vest.

Assuming that termination of Mr. Goodermote’s employment had occurred on December 31, 2008, he would have received $350,000, payable every two weeks for a 12-month period in the amount of $13,462 (less any applicable withholding taxes). In addition, so long as Mr. Goodermote elected to continue the health, dental and vision insurance coverage provided by us, for a period of 12 months after termination, we would have paid the amount by which the cost of such coverage exceeded the amount that he previously paid for coverage under such health, dental and vision insurance plans, which in the aggregate would have totaled approximately $16,498 for the 12-month period; provided, however, that if he became eligible for group health, dental or vision benefits under plans maintained by a subsequent employer, these benefits would be secondary to the benefits provided by that employer. In addition, assuming that a change of control had occurred on December 31, 2008, the vesting of Mr. Goodermote’s equity awards would be accelerated and he would be entitled to purchase an additional 11,880 shares of our common stock for an aggregate exercise price of $23,285, which shares had a market value of $106,564 at the close of business on December 31, 2008.

S. Craig Huke.   On November 9, 2007, we entered into a severance letter agreement with Mr. Huke. The letter agreement provides for a severance payment and continued benefits in the event that Mr. Huke’s employment with us is terminated without “cause” (as defined below). Specifically, Mr. Huke is entitled to an amount equal to one time his base salary in effect as of the termination, which amount is to be paid in accordance with our regular payroll periods, and the continuation of health care benefits for a 12-month period following termination. The payments and benefits under the letter agreement are subject to Mr. Huke executing a release of claims in our favor and compliance with the terms of a non-disclosure agreement between us and Mr. Huke.

Pursuant to an employment letter agreement with us, in the event that Mr. Huke’s employment is terminated without cause in connection with a change in control as a result of a merger, acquisition, purchase of all or substantially all of our assets, or other like transaction, as determined by the Compensation Committee of the Board, in which we are not the surviving entity, all unvested options to purchase shares of our common stock held by Mr. Huke will immediately vest.

Assuming that termination of Mr. Huke’s employment had occurred on December 31, 2008, Mr. Huke would have received $215,000, payable every two weeks for a 12-month period in the amount of $8,269 (less any applicable withholding taxes). In addition, so long as Mr. Huke elected to continue the health, dental and vision insurance coverage provided by us, for a period of 12 months after termination, we would have paid the amount by which the cost of such coverage exceeded the amount that he previously paid for coverage under such health, dental and vision insurance plans, which in the aggregate would have totaled approximately $16,498 for the 12-month period; provided, however, that if he became eligible for group health, dental or vision benefits under plans maintained by a subsequent employer, these benefits would be secondary to the benefits provided by that employer. In addition, assuming that a change in control transaction had occurred on December 31, 2008, the vesting of options to purchase 39,505 shares of our common stock would accelerate.  At December 31, 2008 only 10,309 of those options had an exercise price below the closing price of our common stock on the NASDAQ Global Market.  The aggregate exercise price for those 10,309 options is $16,848, and those shares had a market value of $92,472 at the close of business on December 31, 2008.

Robert L. Beeler.   On November 9, 2007, we entered into an amended and restated employment and severance agreement with Mr. Beeler. The agreement provides for a severance payment and continued benefits in the event that Mr. Beeler’s employment with us is terminated without “cause” (as defined below). Specifically, Mr. Beeler is entitled to an amount equal to one time his base salary in effect as of the termination, which amount is to be paid in accordance with our regular payroll periods, and the continuation of health care benefits for a 12-month period following termination. The payments and benefits under the agreement are subject to Mr. Beeler executing a release of claims in our favor and compliance with the terms of a non-disclosure agreement between us and Mr. Beeler.

Assuming that termination of Mr. Beeler’s employment had occurred on December 31, 2008, he would have received $180,000, payable every two weeks for a 12-month period in the amount of $6,923 (less any applicable withholding taxes) . In addition, so long as Mr. Beeler elected to continue the health, dental and vision insurance coverage provided by us, for a period of 12 months after termination, we would have paid the amount by which the cost of such coverage exceeded the amount that he previously paid for coverage under such health, dental and vision insurance plans, which in the aggregate would have totaled approximately $16,498 for the 12-month period; provided, however, that if he became eligible for group health, dental or vision benefits under plans maintained by a subsequent employer, these benefits would be secondary to the benefits provided by that employer.

Daniel M. Jones.   On November 9, 2007, we entered into a severance letter agreement with Mr. Jones. The letter agreement provides for a severance payment and continued benefits in the event that Mr. Jones’ employment with us is terminated without “cause” (as defined below). Specifically, Mr. Jones is entitled to an amount equal to one time his base salary in effect as of the termination, which amount is to be paid in accordance with our regular payroll periods, and the continuation of health care benefits for a 12-month period following termination. The payments and benefits under the letter agreement are subject to Mr. Jones executing a release of claims in our favor and compliance with the terms of a non-disclosure agreement between us and Mr. Jones. Furthermore, in the event that Mr. Jones is required to relocate outside of a 100 mile radius from his current home, he may decline the relocation and be eligible for the severance payments described above.

Assuming that termination of Mr. Jones’ employment had occurred on December 31, 2008, he would have received $170,000, payable every two weeks for a 12-month period in the amount of $6,538 (less any applicable withholding taxes. In addition, so long as Mr. Jones elected to continue the health, dental and vision insurance coverage provided by us, for a period of 12 months after termination, we would have paid the amount by which the cost of such coverage exceeded the amount that he previously paid for coverage under such health, dental and vision insurance plans, which in the aggregate would have totaled approximately $16,498 for the 12-month period; provided, however, that if he became eligible for group health, dental or vision benefits under plans maintained by a subsequent employer, these benefits would be secondary to the benefits provided by that employer

For purposes of the descriptions above, termination for “cause” (other than in the case of Mr. Murciano) is defined as: (i) willful disobedience of a material and lawful instruction of the Chief Executive Officer or the Board; (ii) conviction of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) conduct amounting to fraud, dishonesty, negligence, willful misconduct or recurring insubordination; (iv) inattention to the executive’s duties; or (v) excessive absences from work.

Jo Murciano On December 2, 2008, we entered into a severance letter agreement with Mr. Murciano. The letter agreement provides for a cash severance payment in the event that Mr. Murciano’s employment with us is terminated without “cause.” Under the letter agreement, termination for “cause” is defined as  (i) willful disobedience of a material and lawful instruction of the Company in its capacity as sole shareholder of the Double-Take EMEA; (ii) conviction of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) conduct amounting to fraud, dishonesty, negligence or willful misconduct; (iv) inattention to his duties; or (v) violation of a non-disclosure confidentiality agreement by Mr. Murciano. Assuming the termination of Mr. Murciano’s employment has occurred on December 31, 2008, he would have received €150,000, payable in accordance with Double-Take EMEA’s regular payroll periods. The payments to Mr. Murciano under the letter agreement are subject to Mr. Murciano executing a release of claims in our favor and compliance with the terms of a non-dislcosure agreement between us and Mr. Murciano.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board consisted of Messrs. Landry and Young and Ms. Besemer in 2008. None of these individuals is currently, or has ever been, an officer or employee of Double-Take Software or any of our subsidiaries. In addition, during 2008, none of our executive officers served as a member of the board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board or our Compensation Committee.

PROPOSAL NO. 2 — APPROVAL OF THE AMENDED AND RESTATED DOUBLE-TAKE SOFTWARE 2006 OMNIBUS INCENTIVE PLAN

Our stockholders are asked to consider and vote upon a proposal to approve an amended and restated version of the Double-Take Software 2006 Omnibus Incentive Plan.  We refer to the 2006 Omnibus Incentive Plan as the “Omnibus Incentive Plan” in this section of the proxy statement.

Approval of this proposal would:

      (i) increase the number of shares of our Common Stock that could be granted under the Omnibus Incentive Plan;

  (ii) implement a so-called “fungible share pool”;

  (iii) extend the expiration of the term of the Omnibus Incentive Plan from September 14, 2016 to May 14, 2019, ten years after the date our stockholders approve the amended and restated version of the Omnibus Incentive Plan;

  (iv) amend the repricing sections of the Omnibus Incentive Plan to conform to language favored by many institutional investors;

  (v) remove so-called “liberal share counting” provisions from the Omnibus Incentive Plan; and

  (vi) make certain other general updates to the terms of the Omnibus Incentive Plan.

The Board of Directors approved the amendment and restatement of the Omnibus Incentive Plan on April 1, 2009, subject to approval from our stockholders at our 2009 Annual Meeting.  If stockholders do not approve the Omnibus Incentive Plan at the Annual Meeting, the Omnibus Incentive Plan as currently in effect will remain in full force and effect in accordance with its existing terms, and the amendment and restatement of the plan will not take effect.

On the Record Date, the closing price of our Common Stock was $6.52 per share.  As of March 13, 2009, under the Omnibus Incentive Plan we had 1,665,038 shares of Common Stock underlying all outstanding stock options with a weighted average exercise price of $13.09 and a weighted average remaining term of 8.53 years and 293,975 shares of Common Stock underlying all outstanding restricted stock units.

Because participation and the types of awards under the Omnibus Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the Omnibus Incentive Plan is approved are not currently determinable.  On the Record Date, there were seven executive officers, approximately 392 employees and five non-employee directors of the Company and its subsidiaries who would be eligible to participate in the Omnibus Incentive Plan.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the Amended and Restated 2006 Omnibus Incentive Plan.

You are urged to read this entire Proposal 2 and the text of the Omnibus Incentive Plan, which is attached as Annex A to this proxy statement.  Our Board of Directors believes that the Omnibus Incentive Plan is in the best interests of the Company and its stockholders.

The Board of Directors unanimously recommends that the stockholders of the Company vote “FOR” approval of the Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan.

Summary of Provisions of Amendment and Restatement

The purpose of the amendment and restatement of the Omnibus Incentive Plan is to make the following changes to the plan:

Increase the number of shares of Common Stock.  The Omnibus Incentive Plan before approval of the amendment and restatement provides that up to 2,653,061 shares of Common Stock may be subject to awards granted under the Omnibus Incentive Plan, plus shares of Common Stock that are subject to outstanding awards granted under the Company’s 2003 Employee Stock Option Plan that, after the effectiveness of the Company’s initial public offering, are either forfeited or not purchased pursuant to the terms of the applicable option award agreement.  The Omnibus Incentive Plan would increase by 1,900,000 the number of shares of Common Stock that may be subject to awards under the plan. Therefore, if our stockholders approve the amendment and restatement, up to 4,553,061 shares of Common Stock may be subject to awards granted under the Omnibus Incentive Plan, plus shares of Common Stock that are subject to outstanding awards granted under the Company’s 2003 Employee Stock Option Plan that, after the effectiveness of the Company’s initial public offering, are either forfeited or not purchased pursuant to the terms of the applicable option award agreement

Fungible share pool.  The Omnibus Incentive Plan before approval of the amendment and restatement provides for a separate number on the total number of shares of Common Stock that may be subject to awards granted under the plan may be granted as so-called “full value awards.” (In other words, awards such as restricted stock and restricted stock units.)  The Omnibus Incentive Plan would replace this set number approach with a so-called “fungible share pool,” pursuant to which each grant of a full value award after shareholder approval of the amendment and restatement of the Omnibus Incentive Plan will reduce the number of shares available for future grants by 1.29 shares.  Consequently, the maximum number of full-value awards, such as restricted stock and stock units, that could be granted under the Omnibus Incentive Plan, assuming that none of the currently outstanding awards expire, are forfeited or otherwise become available for regrant is approximately 2,021,528.

Extend the expiration of the term.  The Omnibus Incentive Plan is currently set to terminate no later than September 14, 2016, the tenth anniversary of the date the Board of Directors originally approved the Omnibus Incentive Plan, unless the amendment and restatement is approved by the stockholders, in which case the Omnibus

Incentive Plan will terminate no later than May 14, 2019, the tenth anniversary of the date the stockholders approved the amendment and restatement of the Omnibus Incentive Plan.

Amendment to section regarding ability to reprice options. The Omnibus Incentive Plan originally prohibited the Company from “repricing” options, which refers to replacing options or stock appreciation rights which are “underwater” (meaning they have an exercise price that is below the current fair market value of a share of Common Stock) with an option or stock appreciation right with an exercise price that is less than the original award.  Because the ability to reprice options is disfavored by certain institutional investors, the amendment and restatement includes repricing language that conforms to the language currently favored by certain institutional investors by providing that, except in the case of certain specified corporate transactions or as approved by the stockholders, the Company will not amend the terms of an outstanding option or stock appreciation right to reduce its exercise price, to cancel an option or stock appreciation right in exchange for a cash payment, or to replace an award of an option or stock appreciation right with a replacement option or stock appreciation right with a lower exercise price

Removal of Liberal Share Counting Features.  The Omnibus Incentive Plan originally provided that the number of shares of Common Stock available for issuance under the plan would be increased by any shares of Common Stock subject to an award that are surrendered by a grantee to satisfy tax withholding obligations or payment of any exercise or purchase price of an award.  The provisions have been removed from the Omnibus Incentive Plan.

Description of the Omnibus Plan

A description of the provisions of the Omnibus Incentive Plan, in its amended and restated form, is set forth below. This summary is qualified in its entirety by the detailed provisions of the Omnibus Incentive Plan, a copy of which is attached as Annex A to this proxy statement.

Purpose.  The purpose of the Omnibus Incentive Plan is to attract and retain highly qualified officers, directors, key employees and other key individuals and to motivate these individuals to serve the Company and to expend maximum effort to improve the business results and earnings of the Company by providing these individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of Omnibus Incentive Plan participants with those of our stockholders.

Eligibility.  Awards may be made under the Omnibus Incentive Plan to directors, officers and employees of, or consultants to, the Company or any of our affiliates and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

Administration.  The Omnibus Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan.  The Common Stock issued or to be issued under the Omnibus Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited or expire, or if an award otherwise terminates without delivery of any Common Stock or is settled in cash in lieu of shares of Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture, termination or expiration, again be available for making awards under the Omnibus Incentive Plan.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the Omnibus Incentive Plan at any time and for any reason. The Omnibus Incentive Plan shall terminate in any event ten years after stockholder approval of the amendment or restatement, or May 14, 2019.  Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the plan, (ii) materially increase the aggregate number of shares of Common Stock that may be issued under the plan, or (iii) materially modify the requirements as to eligibility for participation in the plan.

Options.  The Omnibus Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant (or 11 years from the date of grant if the grantee terminates service due to death in the tenth year of the term of the option). The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock, or by means of a broker-assisted cashless exercise.

Stock options and stock appreciation rights may not be repriced absent stockholder approval. This provision applies to both direct repricings (lowering the exercise price of an outstanding grant) and indirect repricings (canceling an outstanding grant and granting a replacement grant with a lower exercise price or canceling an outstanding grant in exchange for a cash payment).

Stock options and stock appreciation rights granted under the Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards.  The Compensation Committee may also award:

• shares of unrestricted stock, which are shares of Common Stock at no cost or for a purchase price determined by the Compensation Committee and that are free from any restrictions under the Omnibus Incentive Plan. Unrestricted shares of Common Stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

• restricted stock, which are shares of Common Stock subject to restrictions.

• stock units, which are Common Stock units subject to restrictions.

• dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

• stock appreciation rights, which are rights to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

• performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount that need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer and principal financial officer) determined at the end of each year (the “covered employees”).

Effect of Certain Corporate Transactions.  Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.  The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Omnibus Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:
(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

Under the Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•
earnings, on a consolidated basis or operating basis, before any, all or none of the following: interest expense, taxes, depreciation, amortization, bonuses, service fees, and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity;

•	growth in assets;

•	market share;

•	stock price;

•	cash flow;

•	sales growth (in general, by type of product and by type of customer);

•	retained earnings;

•	product development goals;

•	completion of acquisitions;

•	completion of divestitures and asset sales;

•	cost or expense reductions;

•	introduction or conversion of product brands and;

•	achievement of specified management information systems objectives.

Business criteria may be measured on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be awarded under the Omnibus Incentive Plan to any person is 1,061,224 per year. The maximum number of shares of Common Stock that can be awarded under the Omnibus Incentive Plan to any person, other than pursuant to an option or stock appreciation right, is 1,061,224 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $3,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $6,000,000.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights under the Omnibus Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.  The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G).  To the extent payments that are contingent on a change-in-control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  The Company intends for awards granted under the Omnibus Incentive Plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of Eisner as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Eisner to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Double-Take Software and our stockholders.

The Board first approved Eisner as our independent auditors in 2004, and Eisner audited our financial statements for the fiscal year ended December 31, 2008. Representatives of Eisner are expected to be present at the meeting. They will be given an opportunity to make a statement at the meeting if they desire to do so, and they will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2008 and 2007 for each of the following categories of services are as follows:

	2008	2007

Audit Fees	$543,000	$790,000
Audit-Related Fees	34,000	21,000
Tax Fees	—	60,000
All Other Fees	47,000	65,000

Total Fees	$624,000	$936,000

Audit Fees.   Consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and the financial statements included in our Quarterly Reports on Form 10-Q, as well as services provided in connection with Eisner’s audit of our internal control over financial reporting. In addition, fiscal 2007 audit fees include professional services rendered in connection with our secondary securities offering.

Audit-Related Fees.   Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These fees were incurred in connection with an audit of our 401K plan.

Tax Fees.   Consist of fees billed for tax compliance, tax advice and tax planning. In 2007, these fees were related to services provided in connection with our review of Section 382 of the Internal Revenue Code.

All Other Fees.   Consist of fees billed for products and services, other than those described above under Audit Fees, Audit-Related Fees and Tax Fees, including in 2008 services performed in connection with our acquisition of emBoot, Inc.. and in 2007 services performed in connection with our acquisition of TimeSpring Software Corporation.

During the fiscal years ended December 31, 2008 and 2007, Eisner has provided various services, in addition to auditing our financial statements. The Audit Committee has determined that the provision of such services is compatible with maintaining Eisner’s independence. In 2008, all fees paid to Eisner were pre-approved pursuant to the policy described below.

Audit Committee’s Pre-approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Eisner. These services may include audit services, audit-related services, tax services and other services. Eisner and management are required to periodically report to the Audit Committee on the extent of services provided by Eisner in accordance with this policy, and the fees for services performed to date. The Audit Committee, or any designated member of the committee if consistent with applicable law and listing standards, may also pre-approve particular services on a case-by-case basis, and any designated Audit Committee member must present his or her decision to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

During 2008, the Audit Committee of the Board of Directors of Double-Take Software, Inc. consisted of Mr. Birch, who serves as the Chairman, and Messrs. Landry and Young. The Audit Committee operates under a written charter adopted by the Board, which is available on Double-Take Software’s website in the Investor Relations section under “Corporate Governance.” The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

During the fiscal year ended December 31, 2008, the Audit Committee fulfilled its duties and responsibilities generally as outlined in its charter. The Audit Committee has:

•	reviewed and discussed with management Double-Take Software’s audited financial statements for the fiscal year ended December 31, 2008;

•
discussed with Eisner, LLP Double-Take Software’s independent auditors for fiscal 2008, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from Eisner required by applicable requirements of the Public Company Accounting Oversight Board regarding Eisner’s communications with the Audit Committee concerning independence, and has discussed with Eisner it’s independence.

On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in Double-Take Software’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE (March 5, 2009)

Paul D. Birch, Chairperson
John Landry
John Young

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. In 2008, one stock option exercise on Form 4 by Michael Lesh was not timely filed and one stock option grant on Form 4 by Jo Murciano was not timely filed.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 13, 2009 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each Named Executive Officer (as defined below), and all Directors and executive officers as a group:

Name and address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percentage of Class

5% Stockholders:
Entities affiliated with ABS Capital Partners	3,184,519	(2)	14.5%
Thoma Bravo, LLC	1,808,489	(3)	8.2%
Cortina Asset Management, LLC.	1,600,236	(4)	7.3%
Burgandy Asset Management Limited	1,451,044	(5)	6.6%
NorthPointe Capital, LLC	1,257,277	(6)	5.7%

Directors and Named Executive Officers
Deborah Besemer	––		*
Paul Birch	49,930	(7)	*
Dean Goodermote	799,193	(8)	3.5%
Ashoke (Bobby) Goswami	3,184,519	(2)	14.5%
John B. Landry	47,930	(9)	*
John W. Young	48,214	(10)	*
Robert Beeler	177,890	(11)	*
S. Craig Huke	263,124	(12)	1.2%
Daniel M. Jones	155,339	(13)	*
Jo Murciano	56,320	(14)	*
All executive officers and Directors as a group (12 persons)	4,963,102	(15)	21.1%

*	Represents beneficial ownership of less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 13, 2009 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Based solely on a Schedule 13G filed February 17, 2009 jointly filed on behalf of ABS Capital Partners IV, L.P., ABS Capital Partners IV-A, L.P., ABS Capital Partners IV-Offshore, L.P. and ABS Capital Partners IV-Special Offshore, L.P. (collectively referred to as the “Funds”); ABS Partners IV L.L.C., as the general partner of the Funds (the “General Partner”); and Ashoke Goswami (the “Manager”, and, collectively with the Funds and the General Partner, the “Reporting Persons”). The Funds have shared voting and dispositive power over the shares of common stock in the amounts indicated: ABS IV 2,817,974, ABS IV-A 94,348, ABS IV-O 161,847, and ABS IV-SO 110,350. The General Partner has voting and dispositive power over these shares, which is shared by the Manager. Mr. Goswami disclaims beneficial ownership of these shares except to the extent of his respective pecuniary interests. The address for the Reporting Persons is 400 East Pratt Street, Suite 910, Baltimore, Maryland 21202.

(3)
Based solely on Schedule 13D filed February 9, 2009 jointly filed on behalf of (i) Thoma Bravo Fund IX, L.P., a Delaware limited partnership (“TBF LP”), by virtue of its being the record holder of 1,808,489 shares of Common Stock of the Company (the “Shares”); (ii) Thoma Bravo Partners IX, L.P., a Delaware limited partnership (“TBP LP”), by virtue of its being the sole general partner of TBF LP; and (iii) Thoma Bravo,

LLC, a Delaware limited liability company (“TBLLC”), by virtue of its being the sole general partner of TBP LP; all of whom are collectively referred to as the “Reporting Persons.” Thoma Bravo, LLC (“TBLLC”) is managed by a board of managers consisting of Orlando Bravo, S. Scott Crabill, Lee M. Mitchell and Carl D. Thoma.  These four individuals are also the sole owners of TBLLC.  Acting in their capacity as managing partners of TBLLC, Messrs. Bravo, Crabill, Mitchell and Thoma have the power, acting by supermajority vote, to vote or dispose of the shares held by TBLLC.   As a result, no single member or managing partner of TBLLC has voting or dispositive authority over such shares.  The address for the Reporting Persons is 9200 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606.

(4)	Based solely on Schedule 13G filed on January 9, 2009 on behalf of Cortina Asset Management, LLC whose address is 330 East Kilbourn Avenue, Suite 850, Milwaukee, Wisconsin 53202.

(5)	Based solely on Schedule 13G filed February 12, 2009 on behalf of Burgandy Asset Management, Ltd., whose address is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3.

(6)	Based solely on Schedule 13G filed February 13, 2009 on behalf of NorthPointe Capital, LLC, whose address is 101 W. Big Beaver, Suite 745,Troy, MI 48084.

(7)	Includes 0 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 13, 2009.

(8)	Includes 29,684 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 13, 2009.

(9)	Includes 0 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 13, 2009.

(10)	Includes 0 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 13, 2009.

(11)	Includes 4,539 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 13, 2009.

(12)	Includes 12,588 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 13, 2009.

(13)	Includes 15,019 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 13, 2009.

(14)	Includes 12,491 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 13, 2009.

(15)
The shares of common stock shown as beneficially owned by all directors and executive officers as a group include 81,192 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 13, 2009.

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2008 Annual Report on Form 10-K has been posted on the Internet along with this proxy statement, each of which is accessible by following the instructions in the Notice.  We will mail without charge, upon written request, a copy of our 2008 Annual Report on Form 10-K, excluding exhibits . Please send a written request to our investor relations firm, Sapphire Investor Relations, LLC:

   New York office:
   150 Broadway, Suite 808
   New York, NY 10038

   San Francisco office:
   250 Montgomery Street, Suite 1230
   San Francisco, CA 94104

If you are the beneficial owner, but not the record holder, of shares of our stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2008 Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders Similarly, beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

The charters for our Audit, Compensation and Nomination and Corporate Governance Committees, as well as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Related Person Transactions Policy and Guidelines, are in the Investor Relations section of our website, which is located at www.doubletake.com, and are also available in print without charge by writing to the addresses above.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in Double-Take Software’s Proxy Materials.   To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 4, 2009.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.   Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at Double-Take Software, Inc., 257 Turnpike Road, Suite 210, Southborough, MA 01772, Attn: Corporate Secretary. To be timely for the 2010 annual meeting, a stockholder’s notice must be received by the Corporate Secretary of Double-Take Software at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or 70 days after such anniversary, notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which we provide notice or public disclosure of the meeting, to ensure adequate time for meaningful consideration by the committee. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2010 annual meeting.  We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities and corporate laws.

Directions to Annual Meeting Location

For directions to our Annual Meeting you may contact our corporate headquarters at +1-508-229-8483 or refer to the following link:  http://www.harvardclub.com/content/about/directions.php.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, the persons named as proxies will vote in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

S. Craig Huke
Corporate Secretary

ANNEX A

__________________________________________________________________

DOUBLE-TAKE SOFTWARE

2006 OMNIBUS INCENTIVE PLAN

AS AMENDED AND RESTATED, EFFECTIVE APRIL 1, 2009
__________________________________________________________________

A-i

A-ii

Page
18.	GENERAL PROVISIONS	A-18
	18.1 Disclaimer of Rights	A-18
	18.2 Nonexclusivity of the Plan	A-18
	18.3 Withholding Taxes	A-18
	18.4 Captions	A-19
	18.5 Other Provisions	A-19
	18.6 Number and Gender	A-19
	18.7 Severability	A-19
	18.8 Governing Law	A-19
	18.9 Section 409A of the Code	A-19

A-iii

DOUBLE-TAKE SOFTWARE

2006 OMNIBUS INCENTIVE PLAN

Double-Take Software, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2006 Omnibus Incentive Plan, as amended and restated effective April 1, 2009 (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.  For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) plea of a felony or conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10 “Company” means Double-Take Software, Inc.

2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 80% or more of the combined voting power of all classes of stock of the Company.

2.12 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15 “Effective Date” means September 14, 2006, the date the Plan was originally approved by the Board.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows:  if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28 “Plan” means this Double-Take Software 2006 Omnibus Incentive Plan, as amended and restated effective April 1, 2009.

2.29 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Unrestricted Stock or Stock Unit.

2.30 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.31 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.32 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.33 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34 “Service” means service as a Service Provider to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.35 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.36 “Stock” means the common stock, par value $0.001 per share, of the Company.

2.37 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.38 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.39 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.41 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.42  “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law.  The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement.  All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law.  The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i)        Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code; (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii)        The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section.  Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.  To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.	Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)           designate Grantees,

(ii)           determine the type or types of Awards to be made to a Grantee,

(iii)           determine the number of shares of Stock to be subject to an Award,

(iv)           establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)           prescribe the form of each Award Agreement evidencing an Award, and

(vi)           amend, modify, or supplement the terms of any outstanding Award.  Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.  Furthermore, the Company may terminate and cause the forfeiture of an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Notwithstanding any other provision of this Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award with a Grant Date on or after May  14, 2009 (or an amount equal to the fair market value of such Stock on the date of delivery if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.4           No Repricing.

Other than pursuant to Section 17 and except in connection with a Corporate Transaction involving the Company and/or any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares, notwithstanding any other provision in the Plan to the contrary, the terms of outstanding Options or SARs may not be amended without stockholder approval to (i) reduce their Option Price or SAR Exercise Price, as applicable or (ii) cancel, exchange, substitute, buyout or surrender such outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Option Price or SAR Exercise Price, as applicable, that is less than the Option Price or SAR Exercise Price, as applicable, of the original Options or SARs.

3.5           Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.  Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.4.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.5.	Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1           Number of Shares Available for Awards.

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 4,553,061; provided however, that such number shall be increased by a number of shares of Stock equal to the number of Shares of Stock subject to option awards that were previously granted pursuant to the Company’s 2003 Employee Stock Option Plan that after the effectiveness of the Company’s initial public offering are either forfeited or not purchased pursuant to the terms of the applicable option award agreement.  Notwithstanding the preceding sentence and also subject to adjustment as provided in Section 17 hereof, the aggregate number of shares of Stock that may be issued as Incentive Stock Options shall not exceed 4,553,061.  Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2           Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3           Share Usage.

Shares of Stock covered by an Award shall be counted as used as of the Grant Date.  Any shares of Stock that are subject to Awards as of the Amendment and Restatement Date shall be counted against the limit set forth in Section 4.1 as one share of Stock for every one share of Stock subject to the Award.  Any shares of Stock that are subject to Awards of Options made on or after the Amendment and Restatement Date shall be counted against the limit set forth in Section 4.1 as one share of Stock for every one share of Stock subject to an award of Options.  With respect to SARs, the number of shares of Stock subject to an award of SARs will be counted against the aggregate number of shares of Stock available for issuance under the Plan regardless of the number of shares of Stock actually issued to settle the SAR upon exercise.  Any shares of Stock that are subject to Awards other than Options or SARs made after the Amendment and Restatement Date shall be counted against the limit set forth in Section 4.1 as 1.29 shares of Stock for every one share of Stock granted.  If any shares covered by an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares of Stock were counted against the limit set forth in Section 4.1, provided that any shares of Stock covered by an Award granted under the Company’s 2003 Employee Stock Option Plan will again be available for making Awards under the Plan in the same amount as such shares of Stock were counted against the limits set forth in such plan.  The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option, or (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.

The Plan was originally effective as of the Effective Date and was approved by the Company’s stockholders on November 2, 2006. The Plan as herein amended and restated shall be effective as of April 1, 2009 (the “Amendment and Restatement Date”), subject to approval of the Plan by the Company’s stockholders within one year of that date.  Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Amendment and Restatement Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Amendment and Restatement Date.  If the stockholders fail to approve the

Plan within one year of the Amendment and Restatement Date, any Awards made hereunder in excess of the number of shares available for Awards under the Plan prior to its amendment and restatement shall be null and void and of no effect, and the applicable terms of the Plan shall be the terms in effect immediately prior to the Amendment and Restatement Date.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after May 14, 2009, the date the stockholders of the Company have approved the amendment and restatement of the plan, and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made.  An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.  In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.  No Awards shall be made after termination of the Plan.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i)  any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.	Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.  Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the SAR Exercise Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or SAR Exercise Price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 1,061,224 per calendar year;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SAR, to any person eligible for an Award under Section 6 hereof is 1,061,224 per calendar year; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $3 million and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period greater than one year by any one Grantee shall be $6 million.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option.  Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date.   In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement.  For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, (i) upon the expiration of ten years from the date such Option is granted, (ii) upon the expiration of eleven years from the date such Option is granted if the Grantee terminates Service due to death in the tenth year of the Option’s term, or (iii) under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.	Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.	Method of Exercise.

Subject to the terms of Article 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company.  Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him.  Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member.  For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution.  The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price as determined by the Board.  The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the  Fair Market Value of a share of Stock on the date of grant.  SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the Option Grant Date.

9.2.	Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

  9.3           Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, (i) upon the expiration of ten years from the date such SAR is granted, (ii) upon the expiration of eleven years from the date such SAR is granted if the Grantee terminates Service due to death in the tenth year of the SAR’s term, or (iii) under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

  9.4          Transferability of SARs.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units.  Each Award of Restricted Stock or Stock Units may be subject to a different restricted period.  The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2.  Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.  The Board may provide in an Award Agreement that either (i)  the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii)  such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock.  The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock, or may be held in escrow until such time, if at all, that the vesting conditions applicable to such Restricted Stock have been satisfied.  All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.	Rights of Holders of Stock Units.

10.5.1.	Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company.  The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock.  Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.	Purchase of Restricted Stock and Shares Subject to Stock Units.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units.  The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher Purchase Price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan.  Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient.  A Dividend Equivalent Right may be granted hereunder to any Grantee.  The terms and conditions of Dividend Equivalent Rights shall be specified in the grant.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently, may be held in escrow until such time that any vesting conditions on such Dividend Equivalent Right lapses, or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment.  Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.	Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board.  The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to determine the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).  If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant Performance Awards, Annual Incentive Awards or other cash awards.  If and to the extent that the Committee determines that any Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1.	Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this

Section 14.2.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards.  Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.2.2.	Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or with respect to specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings, on a consolidated basis or operating basis, before any, all or none of the following: interest expense, taxes, depreciation, amortization bonuses, service fees, and extraordinary or special items; (6) operating margin; (7) earnings per share; (8) return on equity; (9) return on capital; (10) operating earnings; (11) working capital; (12) ratio of debt to stockholders’ equity; (13) growth in assets; (14) market share; (15) stock price; (16) cash flow; (17) sales growth (in general, by type of product and by type of customer); (18) retained earnings; (19) product development goals; (20) completion of acquisitions; (21) completion of divestitures and asset sales; (22) cost or expense reductions; (23) introduction or conversion of product brands; and (24) achievement of specified management information systems objectives.  Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

14.2.3.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards, and (ii) the day on which 25% of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4.	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards.  The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.2.5.                      Evaluation of Performance

           The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30, in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual or quarterly report filed with the SEC, or in the Company’s press release announcing its annual or quarterly results of operations filed with the SEC on Form 8-K; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.3.	Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m).  To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4.	Status of Section 14.2 Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder.  Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year.  If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, SAR, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.  In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements shall be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.  The Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating any cash payments benefits (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW

16.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares  subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.  Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares  pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Board shall be final, binding, and conclusive.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan.  In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company.   In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.   Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.  Notwithstanding the preceding, the Company may also make provision for the payment of cash or other property in respect of any outstanding Award.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.  In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.	Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

(i)  all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate.  The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.  This Section 17.3 shall not apply to any Corporate

Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4.	Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement.  The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or otherwise pursuant to any Award.  In furtherance of the foregoing, the Company may provide in an Award Agreement that the Grantee shall, as a condition of accepting the Award, direct a bank or broker, upon vesting, exercise or otherwise, to sell a portion of the Shares underlying such Award that represent the amount, reasonably determined by the Company it its discretion, necessary to cover the Company’s withholding obligation related to the Award and remit the appropriate cash amount to the Company.  If not otherwise provided in an Award Agreement, at the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.  Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee.  The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.	Section 409A of the Code.

The Board intends to comply with Section 409A of the Code ("Section 409A"), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A.  To the extent that the Board determines that a Grantee would be subject to the additional

20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Board.

*    *    *

To record adoption of the Plan by the Board as of September 14, 2006, approval of the Plan by the stockholders on September 14, 2006, the amendment of the Plan by the Board as of November 2, 2006 (effective as of the first closing of the Company’s public offering), approval of the amendment of the Plan by the stockholders on November 2, 2006 (effective as of the first closing of the Company’s public offering), approval of the amendment and restatement of the Plan by the Board as of April 1, 2009 and the approval of the amendment and restatement of the Plan by the stockholders on _________, 2009, the Company has caused its authorized officer to execute the Plan.

DOUBLE-TAKE SOFTWARE, INC.

By:           ________________________
Title:        ________________________

▼ FOLD AND DETACH HERE AMD READ THE REVERSE SIDE ▼

REVOCABLE PROXY

DOUBLE-TAKE SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2009

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock of Double-Take Software, Inc. (the “Company”) hereby constitutes and appoints Dean Goodermote and Ashoke (Bobby) Goswami, or each of them acting singularly in the absence of the other, the true and lawful proxy or proxies for and in the name of the undersigned to vote the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Harvard Club of Boston located at 374 Commonwealth Avenue, Boston, Massachusetts 02215, at 9:00 a.m. local time on May 14, 2009, or any postponement or adjournment thereof.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR THE AMENDED AND RESTATED DOUBLE-TAKE SOFTWARE 2006 OMNNIBUS INCENTIVE PLAN IN PROPOSAL 2, FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS IN PROPOSAL 3 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

Double-Take Software, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK « « « EASY « « « IMMEDIATE

As a stockholder of Double-Take Software, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m. Eastern time on May 13, 2009.

Vote Your Proxy on the Internet		Vote Your Proxy by Phone:		Vote Your Proxy by Mail:
Call 1 (866) 894-0537
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE

 ▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.														Please mark your votes like this	☒
The Proxies are instructed to vote as follows:

1.
To elect six directors to the Board, each of whom will hold office until the next annual meeting of stockholders until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

	Nominees:
	01 DEAN GOODERMOTE	☐	FOR	☐	AGAINST	☐	ABSTAIN	2.	To approve the Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan, including an increase in the number of shares issuable under the Plan.
	02 DEBORAH M. BESEMER	☐	FOR	☐	AGAINST	☐	ABSTAIN		☐	FOR	☐	AGAINST	☐	ABSTAIN
	03 PAUL D. BIRCH	☐	FOR	☐	AGAINST	☐	ABSTAIN
	04 ASHOKE (BOBBY) GOSWAMI	☐	FOR	☐	AGAINST	☐	ABSTAIN	3.	To ratify the appointment of Eisner, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.
	05 JOHN B. LANDRY	☐	FOR	☐	AGAINST	☐	ABSTAIN		☐	FOR	☐	AGAINST	☐	ABSTAIN
	06 JOHN W. YOUNG	☐	FOR	☐	AGAINST	☐	ABSTAIN
									The proxies are authorized to vote in their discretion on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

									PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY
									FORM PROMPTLY USING THE ENCLOSED ENVELOPE

									YOUR VOTE IS IMPORTANT

									COMPANY ID:

									PROXY NUMBER:

									ACCOUNT NUMBER:

Stockholder sign							Co-holder (if any) sign					Date			2009

Note: Please sign exactly as name appears in address. When signing as attorney, executor, administrator, trustee, or guardian, please give your title as such. If joint account, please provide both signatures.